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                                                            Exhibit 10.16

"Pages where confidential treatment has been requested are marked 'Confidential Treatment Requested.' The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*)."

                   FIRST AMENDED AND RESTATED FEEDSTOCK AND
                  REFINERY PRODUCT MASTER SERVICES AGREEMENT

      This FIRST AMENDED AND RESTATED FEEDSTOCK AND REFINERY PRODUCT MASTER SERVICES AGREEMENT (the "Agreement") is made and entered into by and between Chevron Products Company, a Division of Chevron U.S.A. Inc., a Pennsylvania corporation (hereinafter referred to as "CPC") and Dynegy Midstream Services, Limited Partnership, a Delaware limited partnership (hereinafter referred to as "DMS") (formerly known as Warren Petroleum Company, Limited Partnership).

      WHEREAS, effective September 1, 1996, Chevron U.S.A. Inc. ("CUSA") and NGC Corporation ("NGC") entered into certain agreements (the "Merger Agreements") pursuant to which CUSA contributed certain gas gathering, processing, and other midstream assets and related liabilities of CUSA's Warren Petroleum Company division ("Warren") and natural gas business unit division to a corporation to be formed which NGC would then be merged into (the "Merger");

      WHEREAS, immediately subsequent to the Merger, the gas gathering, processing and other midstream assets and related liabilities of Warren were transferred to DMS;

      WHEREAS, Warren previously provided certain services to CPC and CPC provided certain services to Warren, in connection with (a) Warren's sale to CPC of Feedstock and (b) Warren's purchase from CPC of Refinery Products and certain Offspec Products produced at CPC's refineries (collectively, the "Refineries", and each, a "Refinery");

      WHEREAS, contemporaneously with the consummation of the Merger Agreements, CPC and DMS entered into certain Feedstock Sale and Refinery Product Purchase Agreements with each of the Refineries (as such Agreements may be amended from time to time, the "Feedstock Agreements"), pursuant to which DMS sells Feedstock to CPC and DMS purchases Refinery Products and certain Offspec Refinery Products produced by the Refineries;

      WHEREAS, CPC desires DMS to perform certain services described on EXHIBITS A-1, A-2, A-3 AND A-4 attached hereto ("DMS Services"), and DMS desires CPC to perform certain services described on EXHIBITS B-1, B-1A AND B-2 attached hereto ("CPC Services"; DMS Services and CPC Services being collectively referred to as "Services");

      WHEREAS, CPC desires that DMS maintain the same level of service that was previously provided to it by Warren and DMS desires to continue such level of service; and

      WHEREAS, DMS and CPC desire to perform such Services for each other in accordance with and subject to the terms of this Agreement;


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      WHEREAS, DMS and CPC desire to enter into this Agreement which will supercede and replace in its entirety, effective as of July 1, 1999, that certain Feedstock and Refinery Product Master Services Agreement dated effective September 1, 1996, entered into between DMS and CPC.

      NOW, THEREFORE, in consideration of the premises and for the mutual benefit of the Parties, as well as for other good and valuable consideration, DMS and CPC agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 SPECIFIC DEFINITIONS. As used herein, the following terms shall have the following meanings:

      "AAR" means American Association of Railroads.

      "AGREEMENT" means this Agreement, including all Exhibits and the Schedule attached hereto and all amendments hereof that may be made from time to time.

      "AFFILIATE" means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

      "BANKRUPTCY EVENT" means the occurrence of one or more of the following events with respect to a Party: (A) the entry of a decree or order for relief against a Party by a court of competent jurisdiction in any involuntary case brought against a Party under any bankruptcy, insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect; (B) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for a Party or for any substantial part of its assets or property; (C) the ordering of the winding up or liquidation of a Party's affairs; (D) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 Days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (E) the commencement by a Party of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect; (F) the consent by a Party to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver,


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liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for a Party or for any substantial part of its assets or property; or (G) the making by a Party of any general assignment for the benefit of its creditors.

      "BASE RATE" means the lesser of (i) two percent (2%) above the per annum rate of interest announced from time to time as the "prime rate" for commercial loans by First National Bank of Chicago, as such "prime rate" may change from time to time, or (ii) the maximum applicable non-usurious rate of interest.

      "BOL" means CPC's Bill of Lading System, including all enhancements and replacements thereof.

      "BUSINESS DAY" means a Day on which Federal Reserve member banks in New York City are open for business.

      "BUSINESS GROUP" means LPG Cars assigned from time to time to CPC or DMS services depending on the actual facility or geographical area the services are provided, all in accordance with the methodology set forth in Exhibit B-1a attached hereto and made a part hereof.

      "CLM" means Car Location Message.

      "CPC CARS" means the LPG Cars and all other rail cars owned or Leased by CPC from time to time.

      "CPC DATABASES" means BOL, CPS, RAS and Railtrac, including all enhancements and replacements of any of them.

      "CPS" means Chevron Products Systems, including all enhancements and replacements thereof.

      "DAY" OR "DAILY" means a twenty-four (24) hour period commencing at 12:01 a.m. local time and extending until 12:01 a.m. local time on the following Day.

      "DISPOSITION" means the assignment, sale, transfer, or other disposition of a Refinery to a Transferee.

      "DOT" means the United States Department of Transportation and any successor agency thereof.

      "EFFECTIVE DATE" means September 1, 1996.

      "EMERGENCY USE RIGHTS" means CPC's rights, exercisable only in situations reasonably believed by CPC to be emergencies (excluding planned Refinery turnarounds), to temporarily use LPG Cars that are within the Refinery premises in accordance with the terms of this Agreement.


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      "FEEDSTOCK" shall have the meaning given such term in the Feedstock
Agreement for the applicable Refinery.

      "FEEDSTOCK Products" means Feedstock and Offspec Feedstock.

      "FIS" means TP&S's Freight Information Services group.

      "FORCE MAJEURE" shall have the meaning given such term in Section 10.2.

      "GAAP" means generally accepted accounting principles, as in effect from time to time.

      "GALLON" means the unit volume used for the purpose of measurement of liquid. One (1) U.S. liquid gallon contains two hundred thirty-one (231) cubic inches when the liquid is at a temperature of sixty degrees Fahrenheit (60DEG.F) and at the vapor pressure of the liquid being measured.

      "ISOBUTANE" shall have the meaning given such term in the Feedstock Agreement for the applicable Refinery.

      "ISOMERIZATION AGREEMENT" means the Isomerization Agreement dated as of July 14, 1995 between Warren and Lone Star Gas Liquids Processing, Inc.

      "LEASE" means, with respect to a rail car (including, but not limited to, the LPG Cars), a time charter arrangement between the owner of the rail car and the Person entitled to use such rail car, a lease in which the owner of the rail car retains legal and beneficial title to such rail car, or any other contractual arrangement of similar effect.

      "LPG CARS" means pressure rail cars assigned from time to time to various CPC and DMS Business Groups, excluding the rail cars assigned to the Pascagoula Refinery.

      "MIXED BUTANES" shall have the meaning given such term in the Feedstock Agreement for the applicable Refinery.

      "MONTH" OR "MONTHLY" means a period commencing at 12:01 a.m. local time on the first Day of a calendar month and extending until 12:01 a.m. local time on the first Day of the next succeeding calendar month.

      "DMS LOCATIONS" means locations where DMS personnel have access, through computer terminals or otherwise, to any of the CPC Databases.

      "OFFSPEC FEEDSTOCK" shall have the meaning given such term in the Feedstock Agreement for the applicable Refinery.


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      "OFFSPEC REFINERY PRODUCTS" and "TYPE A OFFSPEC REFINERY PRODUCTS"
shall have the meanings given such terms in the Feedstock Agreement for the applicable Refinery.

      "OPERATING COMMITTEE" shall have the meaning given such term in Section
8.1.

      "PARTY" means individually either CPC or DMS (including their respective successors and permitted assigns); collectively, the "PARTIES."

      "PERSON" means any individual, corporation, partnership, limited liability company, association, joint venture, trust, or other organization of any nature or kind.

      "PRODUCTS" means Feedstock, Offspec Feedstock, Refinery Products and Type A Offspec Refinery Products.

      "RAILTRAC" means CPC's Rail Car Management System, including all enhancements and replacements thereof

      "RAS" means CPC's Rail Car Accounting System, including all enhancements and replacements thereof.

      "REFINERY" and "REFINERIES" shall have the meanings set forth in the recitals to this Agreement and shall refer to the Refineries in the following locations: El Paso, Texas; El Segundo, California; Hawaii; Pascagoula, Mississippi; Richmond, California; and Salt Lake City, Utah.

      "REFINERY PRODUCTS" shall have the meaning given such term in the Feedstock Agreements for the applicable Refinery.

      "REFINERY BUTANE SERVICE" means that period of time when a LPG Car is assigned to a Refinery Business Group in accordance with the methodology set forth in Exhibit B-1a, excluding the period of time when such LPG Cars are being used to temporarily store or transport Propane.

      "RELAM" refers to a third Person, unaffiliated with either Party, that provides mileage credit auditing services.

      "T&F COSTS" means all Transportation Costs and all costs and expenses reasonably incurred in connection with the receipt, fractionation and sale or resale of Refinery Products received by DMS from CPC. It is understood and agreed that any fractionation costs that are incurred at a facility owned and/or controlled by DMS or any of its Affiliates shall not exceed the lesser of (i) the fair market value for such fractionation services or (ii) the fees charged by DMS or its Affiliates to CUSA in connection with the fractionation of natural gas liquids (other than Refinery Products) owned by CUSA and purchased by DMS.


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                       'Confidential Treatment Requested'

      "TP&S" shall have the meaning given such term in Section 8.1.

      "THIRD PARTY LPG" means liquefied petroleum gas transported by DMS for its own account or the account of its Affiliates or for third Persons not Affiliated with CPC.

      "TRANSFEREE" means a third Person who acquires a Refinery pursuant to a Disposition, and who is not an Affiliate of either Party.

      "TRANSPORTATION COSTS" means all costs and expenses reasonably incurred in connection with the transportation of Feedstock(s) and/or Refinery Product(s) hereunder, including, without limitation, rail car, barges and truck costs, Feedstock and/or Refinery Product losses that occur during transportation for reasons other than the negligence or willful misconduct of DMS and all costs and expenses reasonably incurred in loading, unloading, transporting, terminaling, storing (if required) and handling such Feedstock(s) and/or Refinery Products. It is understood and agreed that Transportation Costs shall not include any portion of DMS's general and administrative costs and expenses, but will include amounts paid by DMS to CPC in connection with the LPG Cars owned or Leased by CPC but operated by DMS in connection with the Services rendered by DMS to CPC pursuant to this Agreement. With respect to barges and trucks owned by DMS or its Affiliates, the applicable Transportation Costs shall not exceed the fair market value of the use of such barges and trucks in transporting Feedstocks and/or Refinery Products hereunder.

      "UMLER" means the Uniform Machine Language Equipment Register, a database provided by the AAR in connection with the monitoring of rail car mileage credit rating records.

       "YEAR" means a period of twelve (12) consecutive months commencing from the Effective Date.

      1.2 OTHER DEFINITIONS. Other terms may be defined elsewhere in the text of this Agreement (including but not limited to the Exhibits hereto) and shall have the meanings indicated throughout this Agreement.

                                    ARTICLE 2
                                      TERM

      2.1 GENERALLY. Unless otherwise provided herein, this Agreement shall
* remain in full force and effect for a period ending [REDACTED] and shall continue from Year to Year thereafter unless terminated by either Party hereto at the end of such period or any Yearly anniversary thereafter by giving the other Party at least ninety (90) Days, but not more than one hundred and eighty (180) Days, advance written notice of its intention to so terminate. Notwithstanding the foregoing, it is understood and agreed that shorter terms may be applicable to certain Services described in Exhibit A and Exhibit B (as such terms are hereafter defined), as more particularly set forth in such Exhibits.


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      2.2   TERMINATION. Notwithstanding Section 2.1 above, this Agreement may be terminated as follows:

            (a) By the non-defaulting Party, upon thirty (30) Days written notice to the other Party, after it has been determined through the alternative dispute resolution procedures of Article 11 that a Material Default has occurred in the Performance of a Party's obligations hereunder (it being understood that, for purposes of the foregoing, "Material Default" shall mean that the arbitrators have determined that (i) in consequence of such Default, the objectives of this Agreement (as expressed in the Master Alliance Agreement of even date herewith by and among CUSA, CPC, DMS and others) are not being met and
(ii) the defaulting Party failed to take the steps necessary to accomplish such objectives);

            (b) By a Party, in the event the other Party is dissolved (unless the successor to such dissolved Party or its assets is an Affiliate of CPC or
DMS);

            (c) By a Party, if a Bankruptcy Event occurs with respect to the other Party; or

            (d) By either Party, with respect to each Refinery, if either Party has terminated the Feedstock Agreement applicable to such Refinery in accordance with the terms and provisions thereof.

In the event the Refinery is sold to a third Person not affiliated with CPC, the reference to the Master Alliance Agreement set forth in Section 2.2(a), above, shall be inapplicable.

      2.3 CLOSURE OF REFINERY. It is agreed and understood that CPC, in its sole discretion, may permanently close any Refinery at any time during the term of this Agreement. Upon such permanent closure, CPC and DMS shall be relieved of any further obligations under this Agreement with regard to such Refinery, if CPC has provided DMS with written notice of such closure at least one hundred and eighty (180) Days prior to the date of such closure.

      2.4 PARTIAL TERMINATION OF AGREEMENT. Except as otherwise provided in this Agreement, this Agreement shall terminate as to any Refinery (a) that has terminated its Feedstock Agreement with DMS in accordance with the terms and provisions thereof or (b) that has been the subject of a Disposition. Except as otherwise provided in this Agreement, the Parties' obligations hereunder shall terminate as to the Refinery affected by such termination or Disposition subject to the provisions of Sections 2.5, (i) in the case of termination of its Feedstock Agreement with a Refinery, upon the effective date of such termination and (ii) in the case of a Disposition, upon the consummation of such Disposition.

      2.5 POST-TERMINATION ITEMS. Upon the termination of this Agreement, any monies due and owing either Party shall be paid to the other Party pursuant to the terms hereof and any refunds due either Party shall be made at the earliest possible time, and, in any event, no later


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than sixty (60) Days after the expiration or termination of this Agreement.
All audit rights shall survive for the period prescribed by Section 7.2(g).

      2.6 REMEDIES CUMULATIVE. Termination of this Agreement hereunder shall be cumulative of any other rights or remedies that the terminating Party may have in connection with such termination (subject to any limitations set forth herein), including, but not limited to, damages and injunctive relief.

                                    ARTICLE 3
                                    SERVICES

      3.1   AGREEMENT TO PROVIDE SERVICES.

            (a) DMS shall perform the DMS Services described on Exhibits A-1 through A-4 attached hereto (such Exhibits being collectively sometimes hereinafter referred to as "Exhibit A"), and CPC shall perform the CPC Services described on Exhibits B-1 and B-2 attached hereto (such Exhibits, together with Exhibit B-1a, being collectively sometimes hereinafter referred to as "Exhibit B"), all such Services to be provided subject to and in accordance with the terms and provisions of this Agreement.

            (b) To request Services not generally described in Exhibit A or Exhibit B, the Party desiring such additional services ("Non-Exhibit Services") shall complete a Request for Services (the "Request for Services" or "RFS"), substantially in the form attached hereto as "Exhibit C," describing with specificity the scope and type of Non-Exhibit Services to be performed, and the fee to be paid for them. The RFS shall be binding when signed by both Parties. If there is a conflict between the terms of this Agreement and the terms of the RFS, the terms of the RFS shall control.

            (c) In connection with the rendering of Services that relate to transportation (including, without limitation, the transportation of Products), it is understood and agreed that the Party providing such Services shall provide rail car, motor vehicle or other transportation equipment that
(i) complies with the requirements of all applicable federal and state statutes, all applicable local government ordinances and all applicable rules, regulations orders and other mandatory directives of any applicable federal, state or local tribunal or agency (including but not limited to those of the U.S. Department of Transportation) and (ii) is safe, complete and efficient for the performance of such Party's obligations under this Agreement.

      3.2   RELATIONSHIP BETWEEN THE PARTIES.

            (a) The relationship between the Parties is purely contractual. Nothing set forth herein shall constitute, or be construed as creating, an employment relationship, a partnership, a joint venture, a relationship of lessor and lessee or bailor and bailee, or any other kind of relationship or association between the Parties. Except as otherwise expressly provided


                                      -8-
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herein, neither Party hereto has any authority, expressed or implied, to bind or to incur liabilities on behalf or in the name of, the other Party.

            (b) All Services to be provided by either Party under this Agreement may be furnished by any officer, employee or contractor of such Party. Each Party shall devote such time in providing its respective Services hereunder as is reasonably necessary to fully provide the same. Each Party shall use qualified and properly trained personnel as are necessary to perform the Services in accordance with the terms of this Agreement and in compliance with applicable law.

            (c) The Parties agree to cooperate with each other in effectuating the purposes of this Agreement. Without limiting the generality of the foregoing, (i) the Parties shall promptly notify each other of any matter, or the occurrence of any event, which matter or event could reasonably be expected to materially and adversely affect the Services provided hereunder and (ii) the Party for whom Services are being provided shall give the Party providing Services all information necessary for such Party to perform the Services required of it under this Agreement.

      3.3   LICENSE FOR DMS USE OF CPC SOFTWARE AND DATABASES.

            The Parties acknowledge that performance of the DMS Services will require CPC to give DMS limited access to, and a limited right to use, the CPC Databases so that DMS can perform its obligations and exercise its rights under this Agreement. Accordingly, CPC does hereby grant DMS a non-exclusive license for such access and use in respect of the CPC Databases for the term of this Agreement, subject in all respects to the terms of this Section 3.3 and the other terms and conditions of this Agreement. The rights granted herein to DMS pertaining to the CPC Databases are subject to the terms and provisions of Exhibit D attached hereto and made a part hereof which sets forth the conditions of DMS's access to and right to use the CPC Databases. Without limiting or modifying the generality of the foregoing, DMS's access to the CPC Databases shall also be limited in accordance with the "Other Provisions" section of Exhibit B-1.

      3.4 AUTHORIZATION OF DMS'S USE AND OPERATION OF CPC RAIL CARS; GRANT OF OPERATING RIGHTS. The Parties acknowledge that the performance of the DMS Services will (i) require CPC to give DMS the rights to use, operate, schedule, dispatch and generally control the LPG Cars in accordance with and subject to the terms of this Agreement (such rights to be referred to as the "Operating Rights"), (ii) require the Parties to designate, from time to time and for the purposes hereinafter set forth, such LPG Cars as being assigned to various CPC or DMS Business Groups, with such designations to vary from time to time according to the use of such LPG Cars and (iii) require the Parties to allocate depreciation, operating costs and other costs and expenses among the LPG Cars generally and between Business Groups, depending on the relevant business circumstances. Accordingly, in connection with the foregoing and related matters, the Parties agree as follows:


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            (a) CPC hereby assigns the Operating Rights to DMS, subject to
(i) the terms and conditions of all Leases applicable to the LPG Cars, (ii) minor encumbrances that, individually and in the aggregate, do not and will not materially affect DMS's use of the Operating Rights, (iii) CPC's right, exercisable in its sole discretion, to use LPG Cars while situated on Refinery premises at any time and (iv) the terms and conditions of this Agreement, including, but not limited to, CPC's Emergency Use Rights (the matters in clauses (i) , (ii), (iii) and (iv) being herein referred to as the "Permitted Encumbrances");

            (b) the Parties, in consultation with the Operating Committee, shall designate the LPG Cars as assigned to various Business Groups, and shall allocate depreciation, operating costs and other costs and expenses among the LPG Cars generally and among Business Groups, in accordance with and subject to the terms of Exhibit B-1 and Exhibit B-1a, respectively, to which reference is made for all relevant purposes hereunder;

            (c) the DMS Services to be provided in connection with this grant of the Operating Rights, together with the fees to be paid for such DMS Services and all other pertinent information with respect thereto, are set forth in Exhibits A-1 through A-4, to which reference is made for all relevant purposes hereunder;

            (d) the CPC Services to be provided in connection with the LPG Cars, together with the fees to be paid for such CPC Services and all other pertinent information with respect thereto, are set forth in Exhibits B-1, B-1a and B-2, to which reference is made for all relevant purposes hereunder;

            (e) CPC may exercise its Emergency Use Rights at any time by giving DMS oral notice regarding the existence of an emergency, and if the LPG Cars situated on Refinery premises are insufficient to handle such emergency, DMS shall assist CPC in securing additional LPG Cars. In the event CPC exercises its Emergency Use Rights, (i) DMS's obligations under the applicable Feedstock Agreements shall be suspended insofar as DMS's ability to perform such obligations are materially and adversely affected by the exercise of CPC's Emergency Use Rights and (ii) CPC shall reimburse DMS for all reasonable costs, expenses and penalties incurred by DMS in connection with, arising out of, or directly resulting from CPC's exercise of such Emergency Use Rights;

            (f) CPC represents, warrants and covenants as follows that:

                (i) (A) with respect to LPG Cars that CPC Leases, CPC has or will have the right to transfer the Operating Rights to DMS in accordance with the terms of this Agreement, subject to any applicable third Person consents required under the Leases; (B) with respect to LPG Cars that CPC owns, it will (1) maintain and defend its right, title and interest in such LPG Cars, subject to the Permitted Encumbrances, subject further to CPC's right to contest in good faith and by appropriate means any claims by third Persons affecting CPC's right, title and interest in such LPG Cars, and (2) not assign any interest in such LPG Cars except as provided in Section 12.3, and (C) with respect to LPG Cars that CPC Leases, it will (1) timely

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pay all amounts due from CPC under the Leases applicable to the LPG Cars and otherwise comply with such Leases in all material respects, (2) maintain such Leases in full force and effect, the foregoing being subject only to CPC's right to contest in good faith and by appropriate means any disputes arising under such Leases and (3) not assign any of its interest under the Leases except as provided in Section 12.3; and

                  (ii) it will exercise every reasonable effort to ensure that each LPG Car arriving or departing from any Refinery shall be properly coded to reflect the current assignment of such LPG Car to a valid Business Group;

                  (iii) it will exercise every reasonable effort to ensure that each LPG Car departing from any Refinery shall be properly marked and stenciled in accordance with all applicable laws, rules and regulations;

                  (iv) it will exercise every reasonable effort to ensure that each LPG Car within the Refinery premises that is used by CPC for Refinery purposes shall be properly coded to reflect a valid Business Group for that refinery; and

                  (v) EXCEPT AS EXPLICITLY SET FORTH IN THIS SECTION 3.4(F), THERE ARE NO OTHER WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONFORMITY TO MODELS OR SAMPLES, OR AGAINST INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHERWISE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY CPC AND EXCLUDED FROM THIS AGREEMENT.

            (g) DMS represents, warrants and covenants as follows that:

                  (i) it has or, by the Effective Date, will have all material governmental consents, licenses and approvals necessary to exercise the Operating Rights and generally to perform Services using the LPG Cars in accordance with the applicable terms and conditions of this Agreement;

                  (ii) it will (A) maintain its right, title and interest in the Operating Rights, subject to the terms of this Agreement and subject further to DMS's right to contest in good faith and by appropriate means any claims by third Persons affecting DMS's right, title and interest in the Operating Rights, (B) COMPLY IN ALL MATERIAL RESPECTS WITH THE APPLICABLE TERMS OF LEASES APPLICABLE TO THE LPG CARS AND INDEMNIFY AND HOLD CPC HARMLESS FROM AND AGAINST ALL COSTS, LIABILITIES AND EXPENSES ARISING OUT OF, OR IN ANY WAY ASSOCIATED WITH, DMS'S USE OF ANY LPG CAR FOR PURPOSES
OTHER THAN THOSE CONTEMPLATED BY THE APPLICABLE LEASE, INCLUDING BUT NOT LIMITED TO CLEANING AND INSPECTION COSTS AND ADDITIONAL RENTAL FEES FOR SUCH LPG CAR AND/OR FOR OTHER RAIL CARS OR OTHER EQUIPMENT REQUIRED TO BE LEASED OR

PURCHASED AS A RESULT OF SUCH USE BY DMS and (C) not assign any of its interest in the Operating Rights except as provided in Section 12.3, or as provided in any applicable Lease; and

                  (iii) it will exercise every reasonable effort to ensure that each LPG Car arriving or departing from a location other than a Refinery shall be properly coded to reflect a valid Business Group for that location.

      (h) (i) This Section 3.4(h) establishes the term of the Operating Rights granted by CPC to DMS hereunder and the respective rights and obligations of the Parties regarding the LPG Cars upon the termination of such Operating Rights.

          (ii) The Operating Rights with respect to all LPG Cars, other than the DMS LPG Cars (hereinafter defined), shall terminate and revert to CPC at the end of the Primary Term (hereinafter defined). Notwithstanding the foregoing, CPC shall transfer the DMS LPG Cars to DMS in accordance with the terms and provisions of this Section 3.4(h). "DMS LPG Cars" means a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve (12) Month period ending the Month before the Month in which the Primary Term ends, engaged by DMS in carrying Third Party LPG for itself or for DMS customers other than CPC (such activity being hereinafter referred to as "DMS Third-Person Carriage") during such twelve (12) Month period. "Primary Term" shall mean the period beginning with the Effective Date and ending August 31, 2006, including any extensions to this Agreement as provided for in Section
2.1 above and/or as mutually agreed to in writing by the Parties.

          (iii) If DMS terminates this Agreement before the end of the Primary Term in accordance with Section 2.2 because of CPC's Material Default, CPC's dissolution (subject, however, to the provisions of Section 2.2(b)) or the occurrence of a Bankruptcy Event with respect to CPC, then:

                (1) DMS's Operating Rights shall terminate and revert to CPC as to a number of LPG Cars equal to the number of all LPG Cars, averaged over the twelve (12) Month period ending the Month before the Month in which DMS terminates this Agreement, engaged in Refinery Butane Service;

                (2) DMS shall retain the exclusive Operating Rights to all other LPG Cars whose Operating Rights are not terminated in accordance with 3.4(h)(iii)(1) above, until the end of the Primary Term, and CPC shall have no rights whatsoever to such LPG Cars until the end of the Primary Term, including, but not limited to, any Emergency Use Rights, the right to use such LPG Cars to carry Products to and from all Refineries subject to this Agreement or for any other purpose whatsoever; and

                (3) at the end of the Primary Term, (a) at DMS's option, exercised in accordance with Section 3.4(h)(vii)(7), CPC shall transfer to DMS a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve (12) Month period ending the Month before the Month in which the Primary Term expires, engaged in DMS Third-Person Carriage during such twelve (12) Month period and (b) DMS's Operating Rights in the remaining LPG Cars shall terminate and revert to CPC.

          (iv) If CPC terminates this Agreement before the end of the Primary Term in accordance with Section 2.2 because of DMS's Material Default, DMS's dissolution (subject, however, to the provisions of Section 2.2(b)), or the occurrence of a Bankruptcy Event with respect to DMS, then DMS's Operating Rights shall terminate and revert to CPC as to all LPG Cars, including but not limited to LPG Cars engaged in DMS Third-Person Carriage.

          (v) If there is a partial termination of this Agreement pursuant to
Section 2.4 before the end of the Primary Term, then:

                (1) if such termination is due to termination of a Feedstock Agreement between DMS and a Refinery based on CPC's Material Default thereunder, then, at the time of such partial termination, (a) DMS's Operating Rights shall terminate and revert to CPC as to a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve (12) Month period ending the Month before the Month in which such partial termination occurred, engaged in Refinery Butane Service for such Refinery covered by such terminated
Feedstock Agreement during such twelve (12) Month period, and (b) DMS shall retain the exclusive Operating Rights to all other LPG Cars, and CPC shall have no rights whatsoever to such LPG Cars until the end of the Primary Term, including, but not limited to, any Emergency Use Rights, the right to use such Propane Cars for Refinery Service or for any other purpose whatsoever;

                 (2) except as otherwise provided in this Section 3.4(h)(v), if such termination occurs in connection with the consummation of the Disposition of a Refinery and the assignment by CPC to the Transferee of the Feedstock Agreement associated with such Refinery, then DMS shall retain its Operating Rights as to all LPG Cars until the end of the Primary Term (it being understood that if such Feedstock Agreement is not assigned in connection with such Disposition, then, at the time of such partial termination, DMS's Operating Rights shall terminate and revert to CPC as to a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve
(12) Month period ending the Month before the Month in which such Disposition was consummated, engaged in Refinery Butane Service for such Refinery);

                  (3) if such termination is due to termination of a Feedstock Agreement between DMS and a Refinery based on DMS's Material Default thereunder (including but not limited to the occurrence of a Refinery Closure Event, as defined in such Feedstock Agreement), then, at the time of such partial termination, DMS's Operating Rights shall terminate and revert to CPC as to a number of LPG Cars equal to the number of LPG Cars, averaged over the twelve (12) Month period ending the Month before the Month in which such partial termination occurred, engaged in Refinery Butane Service for such Refinery covered by such terminated Feedstock Agreement during such twelve (12) Month period and DMS shall retain its Operating Rights as to all other LPG Cars until the end of the Primary Term; and

                  (4) at the end of the Primary Term, (a) at DMS's option, exercised in accordance with Section 3.4(h)(vii)(7), CPC shall transfer the DMS LPG Cars to DMS, and (b) DMS's Operating Rights in the remaining LPG Cars shall terminate and revert to CPC.

          (vi) If, in connection with the Disposition of a Refinery, the Feedstock Agreement for such Refinery is assigned to the Transferee, CPC agrees that it will use every reasonable effort to maintain during the Primary Term a number of LPG Cars in the LPG Car fleet equal to the average number of LPG Cars that were in the LPG Car fleet over the twelve (12) Month period ending the Month before the Month the Disposition of such Refinery and the assignment of the associated Feedstock Agreement were consummated.

          (vii) It is understood and agreed that, with respect to all transfers of LPG Cars and/or the termination of Operating Rights under this
Section 3.4:

                  (1) all such transfers shall be consummated as soon as practicable, but in no event later than sixty (60) Days after the end of the Primary Term;

                  (2) in cases where DMS's Operating Rights are being terminated, DMS shall return the LPG Cars in DMS's possession that are affected by such termination as soon as practicable, but in no event later than sixty (60) Days after the termination of DMS's Operating Rights in such LPG Cars;

                  (3) LPG Cars transferred to DMS shall reflect, as nearly as practicable, (a) the proportion of CPC-owned and CPC-Leased LPG Cars at the time of such transfer and (b) the age distribution of all LPG Cars owned by CPC at the time of the transfer;

                  (4) all transfers of LPG Cars to DMS shall be made without warranty other than warranties of the type given by CPC in Section 3.4(f)(i), subject to the disclaimers set forth in Section 3.4(f)(iv), and, with respect to the Leased LPG Cars, subject to the Leases applicable to such LPG Cars;

                  (5) CPC shall have no obligation to provide Services to LPG Cars which have been transferred to DMS in accordance with this Section 3.4(h) or as to which DMS's Operating Rights have terminated;

                  (6) where CPC transfers LPG Cars owned by CPC to DMS, such transfers shall be accompanied by payment to CPC, in immediately available funds, of an amount necessary, after taking into account prior capital cost recovery payments by DMS, to yield CPC a seven percent (7%) return on capital. An example of the foregoing which embodies the intent of the Parties is attached hereto as Schedule 3.4(h). DMS shall pay such amount simultaneously with the transfer of such LPG Cars; and

                  (7) in connection with the exercise of DMS's option to cause CPC to transfer to DMS LPG Cars in accordance with Sections 3.4(h)(iii)(3) or 3.4(h)(v)(4), DMS shall exercise such option in either event by providing CPC with written notice to such effect, which notice shall be received by CPC not less than 45 Days before the end of the Primary Term. The transfer of DMS LPG Cars pursuant to the exercise of such option shall take place in accordance with and subject to the terms and provisions of this Section 3.4(h)(vii). Time is of the essence in connection with the exercise of DMS's option under this Section 3.4(h), and DMS shall be deemed to have waived such option under this Section 3.4(h) if it does not timely deliver written notice to CPC exercising such option in accordance with this Section 3.4(h)(vii)(7). If DMS fails to exercise its option in accordance with this Section 3.4(h)(vii)(7), DMS's Operating Rights in such LPG Cars shall terminate and revert to CPC at the end of the Primary Term in accordance with Section 3.4(h)(ii).

                                    ARTICLE 4
                        STANDARD OF PERFORMANCE AND CARE

      4.1 DMS STANDARD OF PERFORMANCE. DMS shall perform the DMS Services and shall require all of its employees and any agents or subcontractors furnishing DMS Services, to exercise reasonable care and diligence in providing DMS Services to CPC.

      4.2 CPC STANDARD OF PERFORMANCE. CPC shall perform the CPC Services and shall require all of its employees and any agents or subcontractors furnishing CPC Services to exercise reasonable care and diligence in providing CPC Services to DMS.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

      5.1 REPRESENTATIONS AND WARRANTIES OF CPC. CPC hereby represents and warrants to DMS that on and as of the date hereof

            (a) It has all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

            (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action;

            (c) It has all requisite power and authority to enter into this Agreement and perform its obligations hereunder;

            (d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which CPC or its properties are bound or, to its knowledge, any material laws applicable to CPC; and

            (e) This Agreement is valid, binding, and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

      5.2 REPRESENTATIONS AND WARRANTIES OF DMS. DMS hereby represents and warrants to CPC that on and as of the date hereof:

            (a) It has all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement;

            (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite partnership action;

            (c) It has all requisite power and authority to enter into this Agreement and perform its obligations hereunder;

            (d) The execution and delivery of this Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which DMS or its properties are bound or, to its knowledge, any material laws applicable to DMS; and

            (e) This Agreement is valid, binding, and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

                                    ARTICLE 6
                                 INDEMNIFICATION

      6.1 DMS'S INDEMNITY. DMS AGREES TO INDEMNIFY AND HOLD HARMLESS CPC, ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS (COLLECTIVELY, THE "CPC INDEMNIFIED PERSONS"), FROM ALL ACTUAL LOSSES, COSTS, EXPENSES, CLAIMS (INCLUDING, WITHOUT LIMITATION, PERSONAL INJURY OR PROPERTY DAMAGE CLAIMS), DAMAGES AND CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND COSTS OF COURT (COLLECTIVELY, THE "LOSSES") INCURRED BY THE CPC INDEMNIFIED PERSONS, OR ANY OF THEM, AND PAID TO THIRD PERSONS RESULTING FROM THE NEGLIGENCE, DISHONESTY, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF DMS (INCLUDING, WITHOUT LIMITATION, ITS OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS AND AFFILIATES) OR DMS'S BREACH OF THIS AGREEMENT IN CONNECTION WITH THE PERFORMANCE OF DMS'S OBLIGATIONS UNDER THIS AGREEMENT.

      6.2 CPC'S INDEMNITY. CPC AGREES TO INDEMNIFY AND HOLD HARMLESS DMS, ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS (COLLECTIVELY, THE "DMS INDEMNIFIED PERSONS"), FROM ALL ACTUAL LOSSES, COSTS, EXPENSES, CLAIMS (INCLUDING, WITHOUT LIMITATION, PERSONAL INJURY OR PROPERTY DAMAGE CLAIMS), DAMAGES AND CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND

                       'Confidential Treatment Requested'

COSTS OF COURT (COLLECTIVELY, THE "LOSSES") INCURRED BY THE DMS INDEMNIFIED PERSONS, OR ANY OF THEM, AND PAID TO THIRD PERSONS RESULTING FROM THE NEGLIGENCE, DISHONESTY, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF CPC (INCLUDING, WITHOUT LIMITATION, ITS OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS AND AFFILIATES) OR CPC'S BREACH OF THIS AGREEMENT IN CONNECTION WITH THE PERFORMANCE OF CPC'S OBLIGATIONS UNDER THIS AGREEMENT.

                                    ARTICLE 7
                                      FEES

      7.1   COMPENSATION.

            (a) DMS COMPENSATION. As compensation for the DMS Services under this Agreement, CPC shall pay DMS the respective amounts set forth on Exhibits A-1 through A-4, as applicable, unless a different amount has been agreed upon in writing by DMS and CPC. Compensation for Non-Exhibit Services performed by DMS shall be determined in accordance with the applicable RFS. DMS's compensation shall be paid in accordance with the billing and payment procedures set forth in Section 7.2.

            (b) CPC COMPENSATION. As compensation for the CPC Services under this Agreement, DMS shall pay CPC the respective amounts set forth on Exhibits B-1, B-1a or B-2, as applicable, unless a different amount has been agreed upon in writing by DMS and CPC. Compensation for Non-Exhibit services performed by DMS shall be determined in accordance with the applicable RFS. CPC's compensation shall be paid in accordance with the billing and payment procedures set forth in Section 7.2.

* (c) PERIODIC FEE REDETERMINATION. [REDACTED] after the Effective Date of this Agreement, either Party shall have the option to open this Agreement solely for the purpose of renegotiating the fees to be paid for Services rendered hereunder. To exercise such option, a Party at least ninety
* (90) Days before the expiration of such [REDACTED] period must provide to the other Party written notification (the "Renegotiation Notice") of its desire to renegotiate fees for any or all Services rendered hereunder. In any such renegotiations, the Parties shall continue to recognize that the fees to be paid for Services rendered hereunder must reflect the fair market value of comparable Services provided and received by third Persons who are not Affiliates of either Party in the area(s) where such Services are being provided. If, after negotiating in good faith for a period of ninety (90) Days following the date of the Renegotiation Notice, the Parties are unable to agree upon a mutually satisfactory fee for the Services in question, the matter shall be submitted to the alternative dispute resolution procedures as provided in Article 11 hereof. During the period while such negotiations or dispute resolution procedures are ongoing until (i) a new fee is agreed to or
  (ii) a new fee is established as provided herein, the fee for the Services in question shall be determined in accordance with the fee arrangement that was applicable immediately prior to the date of the Renegotiation Notice. If a new fee is established under this Section 7.1(c), whether by renegotiation, arbitration, or otherwise, such new fee shall be effective as of, and shall, if necessary, be made retroactive to the first Day of the applicable
* [REDACTED]
  period immediately following the Renegotiation Notice, plus interest thereon at the Base Rate.

            (d) HARDSHIP REDETERMINATION. In the event conditions change such that this Agreement causes, or could reasonably be expected to cause, a material long term economic or operational hardship to either Party, upon the written request of either Party, CPC and DMS shall meet to renegotiate in good faith such burdensome terms and provisions so as to make them fair and equitable. Such renegotiations shall occur within thirty (30) Days of the date of the nonrequesting Party's receipt of such written request for such renegotiations. If the Parties are unable to agree on new provisions to replace such burdensome terms and provisions within ninety (90) Days of the non-requesting Party's receipt of such written request, the matter shall be submitted to the alternative dispute resolution procedures set forth in
Article 11 hereof. It is understood and agreed that the rights granted in this Section 7.1(d) can only be used by a Party to commence good faith renegotiations once during each Year during the term hereof. If new provisions are agreed upon under this Section 7.1(d), whether by renegotiation, arbitration, or otherwise, such new provisions shall be effective as of, and shall, if necessary, be made retroactive to, the date on which the notice commencing renegotiations under this Section 7.1(d) was given, plus interest thereon at the Base Rate. The retroactivity provisions of the preceding grammatical sentence shall apply only to economic provisions, and, without limiting or modifying the foregoing, it is understood and agreed that such retroactivity provisions shall not apply to operational provisions.

      7.2   BILLING AND PAYMENT.

            (a) After rendering Services hereunder, the Party rendering such Services shall submit an invoice to the other Party by facsimile transmission describing such Services with reasonable specificity, the amounts due in respect of such Services and such other information and detail as may be mutually agreeable to the Parties. By not later than ten (10) Days after the other Party's receipt of such invoice, such other Party shall pay the Party delivering the invoice all amounts due for Services rendered in immediately available funds via wire transfer (or other mutually agreeable manner) into an account designated by the invoicing Party. If the Day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately preceding Business Day, except if such payment due date is a Sunday or Monday, then the relevant payment shall be due upon the immediately succeeding Business Day.

            (b) If CPC or DMS should fail to remit any amounts in full when due as required hereunder, or if any adjustments are made under this Agreement, including, without limitation, adjustments as the result of the conclusion of any audits or as a result of the resolution of a billing dispute, interest on the unpaid portion shall accrue from the date upon which such payment should have been made hereunder until paid in full at the Base Rate. All such accrued interest shall be added to the amount reflected as being owed hereunder by either CPC or DMS, as the case may be, on the next invoice or by separate invoice.

            (c) If a good-faith dispute arises as to the amount payable in any statement, the amount not in dispute shall be paid. If either Party elects to withhold any payment otherwise due as a consequence of such good-faith dispute, the withholding Party shall provide the other Party with written notice of its reasons for withholding payment, and shall simultaneously place the disputed amount into an escrow account at a mutually acceptable commercial bank, pending resolution of the dispute. Any such dispute shall be resolved in accordance with the alternative dispute resolution procedures set forth in Article 11. The performance of both Parties under this Agreement shall continue pending the outcome of such Procedures. If it is subsequently determined, whether by mutual agreement of the Parties or otherwise, that the withholding Party is required to pay all or any portion of the disputed amounts to the other Party, the withholding Party, in addition to paying over such amounts, shall also pay interest accrued on such amounts from the original due date until paid, at the Base Rate.

            (d) No retroactive adjustments may be made for any overcharge or under-charge after a period ending twenty-four (24) Months from the end of the Month in which the invoice for the Services forming the basis of the overcharge or undercharge was rendered or not rendered, as the case may be, unless a claim for such adjustment shall have been presented prior to the end of such period. Any payment with respect to a retroactive adjustment shall include an amount equal to interest on all amounts past due, from the date such amounts should have been paid until the date of their payment, at the Base Rate, except in instances where neither Party knew or could have known that the overcharge or undercharge occurred, in which case interest on such amounts shall accrue at the Base Rate from the date of demand for payment until such amounts are paid.

            (e) Either Party, upon notice in writing to the other, shall have the right at reasonable hours to audit the accounts and records relating to the accounting or billing under the provisions of any article hereof; provided, however, that the auditing Party must take written exception to and make claim upon the other Party for all discrepancies disclosed by said audit within twenty-four (24) Months of the rendition of any statement or invoice forming the basis of such claim. Such audit shall be conducted by the auditing Party's representative or auditor at the auditing Party's expense.

            (f) All payments will be made without setoff or counterclaim; provided, however, that upon a Party's (the defaulting Party) failure to make payment of undisputed amounts on the due date, the other Party (the non-defaulting Party) may, at its option and in its discretion, setoff against any amounts owed to the defaulting Party any amounts owed by the defaulting Party under this Agreement or otherwise. The obligations of the non-defaulting Party and the defaulting Party under this Agreement in respect of such amounts shall be deemed satisfied and discharged to the extent of any such setoff. The non-defaulting Party will give the defaulting Party notice of any setoff made under this Section 7.2(f) as soon as practicable after the setoff is made provided that failure to give such notice shall not offset the validity of the setoff.

            (g) ALL DISPUTES ARISING UNDER THIS ARTICLE 7 THAT ARE NOT OTHERWISE RESOLVED AS PROVIDED HEREIN SHALL BE SUBMITTED TO THE ALTERNATIVE DISPUTE RESOLUTION PROCEDURES AS SET FORTH IN ARTICLE 11 HEREOF. TO THE EXTENT THAT ANY SUCH UNRESOLVED DISPUTE HAS NOT BEEN SUBMITTED TO SUCH ALTERNATIVE DISPUTE RESOLUTION PROCEDURES WITHIN TWENTY-FIVE (25) MONTHS AFTER THE EVENT CAUSING THE DISPUTE IS DISCOVERED OR REASONABLY SHOULD HAVE BEEN DISCOVERED, THE PARTY ASSERTING THE CLAIM IN DISPUTE SHALL BE DEEMED TO HAVE WAIVED ANY SUCH CLAIM AND ALL RIGHTS HEREUNDER WITH RESPECT THERETO.

                                    ARTICLE 8
                               OPERATING COMMITTEE

      8.1 GENERALLY. For each of the Services rendered hereunder, CPC and DMS agree to establish an Operating Committee ("Operating Committee") for each Refinery receiving Services to perform the duties outlined below. The Operating Committee shall be composed of members from both CPC and DMS, and, where appropriate, shall include a representative of CPC's Transportation Planning and Services ("TP&S") group. Duties of the Operating Committee will include, but will not be limited to, the following:

            (a) administering and coordinating the routine business of the Operating Committee, which will include the planning, coordinating, and scheduling of Services;

            (b) determining and developing strategies with respect to Operating Committee activities;

            (c) developing, communicating, and monitoring mutually agreed to standards of performance for Services;

            (d) reviewing all significant equipment, design, process, and operating changes affecting Services;

            (e) conducting regularly scheduled planning, problem solving, and expense review meetings pertaining to Services;

            (f) participating in the alternative dispute resolution procedures as set forth in Article 11 hereafter; and

            (g) developing procedures for making the Parties' performance of Services more efficient and cost-effective.

                                    ARTICLE 9
                                 CONFIDENTIALITY

      9.1 CONFIDENTIALITY. Each Party agrees that it will maintain this Agreement, all terms and conditions of this Agreement and all other Confidential Information (as hereinafter defined) in strictest confidence and that it will not cause or permit disclosure of Confidential Information to any third Person without the express written consent of the other Party hereto. Disclosures of Confidential Information otherwise prohibited by this
Article 9 may be made by either Party: (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent a Party is contractually or legally bound to disclose information to a third Person (such as a shareholder, a commercial lender or a Transferee or a prospective Transferee of any Refinery); (iii) only to the extent to which a Party hereto is required to disclose all or part of this Agreement by a statute or by the order of a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents);
(iv) to the extent required by the applicable regulations of a securities or commodities exchange; or (v) to an Affiliate (but only if such Affiliate agrees to be bound by the provisions of this Article 9). "Confidential Information" shall mean any information proprietary to either Party and maintained by it in confidence or as a trade secret, including, without limitation, business plans and strategies, proprietary software, financial statements, customer or client lists, personnel records, analysis of general energy market conditions, sales, transportation and service contracts and the commercial terms thereof, relationships with current and potential business partners, suppliers, customers, service providers and financial sources, data base contents (including but not limited to the CPC Databases) and valuable information of a like nature relating to the business of such Party. It is understood and agreed that Confidential Information shall not include information of a Party that (w) becomes generally available to the public at the time of disclosure to the other Party, or (x) after the time of disclosure to the other Party, was generally made available to the public without breach of this Agreement, or (y) the Person receiving the information can show was rightfully in its possession at the time of disclosure or (z) was rightfully acquired by the recipient from third Persons who did not themselves obtain such information under a confidentiality or other similar agreement with the Party whose information was disclosed.

      9.2 NOTIFICATION OF DISCLOSURE. If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of Confidential Information authorized by this Article 9, it shall so notify the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available. Each Party further agrees to cooperate to the fullest extent in seeking confidential status to protect any Confidential Information so disclosed.

      9.3 DISCLOSURE TO COUNSEL. The Parties hereto acknowledge that independent legal counsel, certified public accountants or other consultants or independent contractors of a Party (collectively, "Outside Consultants") may, from time to time, be provided with a copy of this Agreement if, in the judgment of the disclosing Party, the information contained in this Agreement is necessary to the performance of such Outside Consultants' duties. Accordingly, the Parties agree that such disclosure does not require consent by the other Party, provided that any such Outside Consultants agree to be bound by the provisions of this Article 9.

      9.4 RESPONSIBILITY FOR CONFIDENTIALITY. Each Party will be deemed solely responsible and liable for the actions of its employees, Outside Consultants, officers and agents for maintaining the confidentiality commitments of this
Article 9, but will be required in that regard only to exercise such care in maintaining the confidentiality of the Confidential Information as such Party normally exercises in preserving the confidentiality of its other commercially sensitive information.

                                   ARTICLE 10
                                  FORCE MAJEURE

      10.1 In the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, it is agreed that upon such Party's giving notice and reasonably full particulars of such Force Majeure in writing to the other Party after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. This Agreement shall not be terminated by reason of any such cause, but shall remain in full force and effect, and this Agreement shall not be extended regardless of such curtailment or cessation.

      10.2 The term "Force Majeure" as used herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, or storms, tornado, hurricane, or storm warnings which in any Parties' judgment require the precautionary shutdown of a Refinery or any operating units thereof, or modes of transportation used by DMS to perform its Services hereunder, floods, washouts, arrests or restraints of the government, either federal or state, civil or military, civil disturbances, explosions, sabotage, breakage or accident to equipment, machinery or lines of pipe, freezing of machinery, equipment or lines of pipe, electric power shortages, inability of any Party to obtain necessary permits and/or permissions due to existing or future rules, orders, laws or governmental authorities (both federal, state and local), shutdowns of a Refinery or any operating units thereof or modes of transportation used by DMS to perform its Services hereunder due to explosion or other extraordinary incident, or any other causes, whether of the kind herein enumerated or otherwise, which were not reasonably foreseeable on the Effective Date, and which are not within the control of the Party claiming suspension and which such Party is unable to overcome by the exercise of due diligence. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing parties when such course is inadvisable in the discretion of the Party having difficulty. The term "Force Majeure" shall also include any such event occurring with respect to the facilities or services of either CPC's or DMS's third Party suppliers or customers delivering or receiving any product, fuel, feedstock, or other substance necessary to the performance of such Party's obligations, and shall also include curtailment or interruption of deliveries or service by such third Party suppliers or customers as a result of another event of Force Majeure.

                                   ARTICLE 11
                  ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

      11.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or performance hereof, including, but not limited to, any disputes concerning the interpretation of the terms and provisions hereof, shall be resolved through the use of the following procedures:

            (a) The Parties will initially attempt in good faith to resolve any disputes, controversy or claim arising out of or relating to this Agreement.

            (b) Should the Parties directly involved in any dispute, controversy or claim be unable to resolve same within a reasonable period of time, such dispute, controversy or claim shall be submitted to the Operating Committee with such explanation or documentation as the Parties deem appropriate to aid the Operating Committee in their consideration of the issues presented. The date the matter is first submitted to the Operating Committee shall be referred to as the "Submission Date." The Operating Committee representatives shall attempt in good faith, through the process of discussion and negotiation, to resolve any dispute, controversy, or claim presented to it within forty-five (45) Days after the Submission Date.

            (c) If the Operating Committee representatives cannot so resolve any dispute, controversy, or claim submitted to it within forty-five (45) Days after the Submission Date, the Parties shall attempt in good faith to settle the matter by submitting the dispute, controversy or claim to mediation within sixty
(60) Days after the submission date using any mediator upon which they mutually agree. If the Parties are unable to mutually agree upon a mediator within seventy-five (75) Days after the Submission Date, the case shall be referred for mediation to the office of Judicial Arbitration and Mediation Services, Inc. ("JAMS") in Houston, Texas. The cost of the mediator will be split equally between the Parties unless they agree otherwise in writing.

            (d) If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) Days of the initiation of such procedure, or if either Party will not participate in such mediation, either Party may request that the matter be resolved through arbitration by submitting a written notice (the "Arbitration Notice") to the other. Any arbitration that is conducted hereunder shall be governed by the Federal Arbitration Act, 9 U.S.C.
Section 1 ET SEQ., and will not be governed by the arbitration acts, statutes or rules of any other jurisdiction.

            (e) The Arbitration Notice shall name the noticing Party's arbitrator and shall contain a statement of the issue(s) presented for arbitration. Within fifteen (15) Days of receipt of an Arbitration Notice, the other Party shall name its arbitrator by written notice to the other and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen (15) Days after the date on which the second arbitrator is named. Should the two arbitrators fail to agree on the selection of the third arbitrator, either Party shall be entitled to request the Senior Judge of the United States District Court for the Southern District of Texas to select the third arbitrator. All arbitrators shall be qualified by education or experience within the liquefied petroleum gas, natural gas liquids, or petroleum refining industry to decide the issues presented for arbitration. No arbitrator shall be: a current or former director, officer or employee of either Party, or its Affiliates; an attorney (or member of a law firm) who has rendered legal services to either Party, or its Affiliates, within the preceding three (3) Years; or an owner of any of the common stock of either Party or its Affiliates.

            (f) The three arbitrators shall commence the arbitration proceedings within twenty-five (25) Days following the appointment of the third arbitrator. The arbitration proceedings shall be held at a mutually acceptable site and if the Parties are unable to agree on a site, the arbitrators shall select the site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration proceedings. Each Party shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. The arbitration panel shall not have the authority to award punitive, exemplary or consequential damages. The arbitrators' decision must be rendered within thirty (30) Days following the conclusion of the hearing or submission of evidence, but no later than ninety (90) Days after the appointment of the third arbitrator. With respect to disputes regarding the value of transferred LPG Cars under Section 3.4(h)(vii) or fee redeterminations under Article 7, each Party shall submit to the arbitration panel a final offer of its proposed resolution of the dispute. A majority of the arbitrators shall approve the final offer of one Party without modification, and reject the offer of the other Party.

            (g) The decision of the arbitrators or a majority of them, shall be in writing and shall be final and binding upon the Parties as to the issue(s) submitted. The cost of the hearing shall be shared equally by the Parties, and each Party shall be responsible for its own expenses and those of its counsel or other representatives. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have to the arbitrability of any such disputes, controversies or claims and further agrees that a final determination in any such arbitration proceedings shall be conclusive and binding upon each Party. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing Party shall be entitled to recover reasonable attorneys' fees and court costs in any court proceeding relating to the enforcement or collection of any award or judgment rendered by the arbitration panel under this Agreement.

            (h) All deadlines specified herein may be extended by mutual written agreement of the Parties. The procedures specified herein shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this

Agreement; PROVIDED, HOWEVER, that a Party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action, the Parties will continue to participate in good faith in the procedures specified herein. All applicable statutes of limitation, including, without limitation, contractual limitation periods provided for in this Agreement shall be tolled while the procedures specified in this Section 11 are pending. The Parties will take all actions, if any, necessary to effectuate the tolling of any applicable statutes of limitation.

                                   ARTICLE 12
                                  MISCELLANEOUS

      12.1 INTEGRATION, AMENDMENTS, AND WAIVER. This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by both Parties that expressly amends this Agreement. No waiver by CPC or DMS of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver. Notwithstanding the foregoing, however, if there is a conflict between this Agreement and a RFS, the RFS shall control.

      12.2 INDEPENDENT RELATIONSHIP. Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

      12.3 BINDING NATURE; ASSIGNMENT AS SECURITY. Except as provided in this
Section 12.3, neither Parry may assign all or any part of its rights or obligations under this Agreement without the prior written consent of the other Party, such consent to be granted at the sole discretion of the other Party, except that (i) either Party may assign its rights hereunder to any Affiliate of such Party without the approval of the other Party (but such assignment shall in no way relieve or release the assigning Party from any obligations hereunder, whether accrued or unaccrued, unless consented to in writing by the non-assigning Party, such consent to be granted at the sole discretion of such Party) and (ii) either Party may, for collateral purposes, mortgage, pledge, encumber or grant a security interest in or a lien on its interest in this Agreement and/or its rights hereunder to any commercial bank, trustee or other Person acting on behalf of any such commercial bank, but only with the prior consent of the other Party, such consent not to be unreasonably withheld. Any transfer or assignment in violation of this
Section 12.3 shall be void.

      12.4 CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED, AND PERFORMED IN ACCORDANCE WITH THE

LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

      12.5 CONFLICTS OF INTEREST. No director, employee, or agent of either Party shall give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Agreement.

      12.6 REPORTS AND RECORD KEEPING. Each Party shall provide the other Party with such reports as may be mutually agreeable to both Parties. Each Party shall maintain such records and accounts as may be necessary to the performance of its respective duties and obligations hereunder, in accordance with good business practices.

      12.7  REMEDIES.

            (a) FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS AGREEMENT, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, EXCLUDING LOST PROFITS, AND SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY INDEMNITY PROVISION HEREOF) FOR CONSEQUENTIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES IN TORT OR CONTRACT. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR INCIDENTAL DAMAGES. TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO ANY PROVISION OF THIS AGREEMENT IS AGREED BY THE PARTIES TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THAT SUCH PAYMENT CONSTITUTES A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES.

            (b) Except as otherwise provided herein, each Party reserves to itself all rights, setoffs, counterclaims, and other remedies and/or defenses which such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

            12.8 NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other Person whomsoever, it being the intention of the Parties that no Person shall be deemed a third Party beneficiary of this Agreement.

            12.9 NOTICES. Any notice or other communication provided for in this Agreement or any notice which either Party may desire to give to the other shall be in writing and shall be deemed to have been properly given if and when sent by facsimile transmission, delivered by hand, or if sent by mail, upon deposit in the United States mail, either U.S. Express Mail, registered mail, or certified mail, with all postage fully prepaid, or if sent by courier, by delivery to a bonded courier with charges paid in accordance with the customary arrangements established by such courier, in each case addressed to the Parties at the following addresses:

      If to CPC:  Chevron Products Company
                  To the Refinery Manager for each Refinery receiving the Services at issue and in need of notice herein, at the addresses set forth in the applicable Feedstock Agreements.

                  In addition, for matters involving LPG Car Services:

                  Chevron Products Company
                  Manager, Rail Transportation Services
                  575 Lennon Lane
                  Section 515
                  Walnut Creek, California 94589
                  Telephone: 925/977-7117
                  Facsimile: 925/977-7066

                  In all situations, with a copy to:
                  Vice President and General Counsel
                  Chevron Products Company
                  575 Market Street, Suite 2182
                  San Francisco, California 94105-2854
                  Telephone: (415) 894-3232
                  Facsimile: (415) 894-5489

      If to DMS:  Dynegy Midstream Services, Limited Partnership
                  1000 Louisiana Street, Suite 5800
                  Houston, Texas 77002
                  Attention:  Vice President - Wholesale Marketing and
                              Transportation
                  Telephone: 713/507-6719
                  Facsimile: 713/767-5958
                  with a copy to:
                  Senior Vice President and General Counsel
                  Dynegy Midstream Services, Limited Partnership
                  1000 Louisiana Street, Suite 5800
                  Houston, Texas 77002
                  Telephone: 713/507-3725
                  Facsimile: 713/507-6987

or at such other address as either Party shall designate by written notice to the other. A notice sent by facsimile shall be deemed to have been received by the close of the Business Day following the Day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving Party. Notice by U.S. Mail, whether by U.S. Express Mail, registered mail, or certified mail, or by overnight courier shall be deemed to have been received by the close of the second Business Day after the Day upon which it was sent, or such earlier time as is confirmed orally or in writing by the receiving Party. Any Party may change its address or facsimile number by giving notice of such change in accordance with the terms of this Section 12.9.

      12.10 GOVERNMENT REGULATION. This Agreement and the operations hereunder shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, laws, local ordinances, rules, and regulations of any local, state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, laws, local ordinances, rules, or regulations in any forum having jurisdiction in the premises.

      12.11 SAFE PRACTICES. Both Parties acknowledge that they are familiar with, and shall take all steps necessary to inform, warn and familiarize their respective employees, agents, customers and contractors who may be affected by the provision or receipt of Services of all hazard and proper safety procedures pertaining thereto.

      12.12 CONSTRUCTION OF AGREEMENT. In construing this Agreement, the following principles shall be followed:

            (a) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

            (b) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

            (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

            (d) the plural shall be deemed to include the singular and vice versa, as applicable; and

            (e) captions used in this Agreement are for the Parties' convenience only, and shall not be used in its construction or interpretation.

      12.13 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and may be legal, valid and enforceable. If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

      12.14 FURTHER ASSURANCES. Each Party shall take such acts and execute and deliver such documents in form and substance reasonably satisfactory to each of them, in order to effectuate the purposes of this Agreement. This
Section 12.14 neither limits nor modifies the rights and obligations of the Parties to cooperate in accordance with the terms of Section 3.2(c).

      12.15 WAIVER OF CONSUMER RIGHTS. EACH PARTY EXECUTING THIS AGREEMENT AS A BUYER OR SELLER HEREBY WAIVES ITS RESPECTIVE RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH PARTY EXECUTING THIS AGREEMENT VOLUNTARILY CONSENTS TO THIS WAIVER. IN ADDITION, EACH PARTY EXECUTING THIS AGREEMENT HEREBY REPRESENTS AND WARRANTS THAT (I) SUCH PARTY'S LEGAL COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED, OR SELECTED BY THE OTHER PARTY EXECUTING THIS AGREEMENT OR BY AN AGENT OF SUCH OTHER PARTY SELLER, AND (II) NEITHER PARTY EXECUTING THIS AGREEMENT IS IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

      12.16 INSURANCE. Each Party agrees to carry insurance of the types and in the amounts mutually agreed to by the Parties. Either Party may elect to self-insure for all or any portion of such coverages without the consent of the other Party.

      12.17 RENEGOTIATION OF AMENDMENT. The Parties hereto agree that the amendments made to the accounting provisions as set forth in this First Amended and Restated Feedstock and Refinery Product Master Services Agreement ("Amended Agreement") shall remain in effect for a trial period commencing effective as of July 1, 1999, and ending December 31, 2001 (the "Trial Period"). At least ninety (90) days prior to the end of such Trial Period, by written notice to the other Party, either Party hereto shall have the right to reopen this Agreement for the purpose of renegotiating such accounting provisions. If this Agreement is reopened for renegotiation, each of the Parties hereto agree to negotiate in good faith mutually acceptable revisions to the accounting provisions. If after negotiating in good faith for a reasonable period of time, the Parties are unable to reach agreement on such revisions, the accounting provisions as set forth in the original Feedstock and Refinery Product Master Services Agreement shall be reinstated in their entirety effective as of the first Day of the Month following the end of such good faith negotiations. During the pendency of any such good faith negotiations, the terms and provisions of the Amended Agreement shall remain if full force and effect. If neither Party hereto elects to reopen this Amended Agreement as provided above, the modifications to the accounting provisions as set forth in this Amended Agreement shall continue in full force and effect during the term of this Agreement and any extensions thereto. Notwithstanding anything contained in this Section 12.17 to the contrary, neither Party hereto shall have the right to reopen this Amended Agreement at the end of the Trial Period unless (i) a majority of all CPC Business Groups or (ii) a majority of all DMS Business Groups consent to the reopening of same.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

CHEVRON PRODUCTS COMPANY                  DYNEGY MIDSTREAM SERVICES,
a Division of Chevron U.S.A. Inc.               LIMITED PARTNERSHIP
                                          By:   Dynegy Midstream G.P., Inc.,
                                                its General Partner

By: /s/ T.P. Garrett                      By: /s/ Terry D. Jones
   ---------------------------               -------------------------------
Name:   T.P. GARRETT                      Name:   Terry D. Jones
     -------------------------                 -----------------------------
Title:  ASSISTANT SECRETARY               Title:  Senior Vice President
      ------------------------                  ----------------------------
Date:   NOVEMBER 3, 1999                  Date:   November 15, 1999
      ------------------------                  ----------------------------

                             EXHIBITS AND SCHEDULES

Exhibit A-1       DMS Transportation Services

Exhibit A-2       DMS Feedstock Products Storage Services

Exhibit A-3       DMS Isomerization Services

Exhibit A-4       DMS Feedstock Products Transfer Services

Exhibit B-1       CPC Rail Transportation Services

Exhibit B-1a      Fee for CPC Rail Services

Exhibit B-2       CPC Freight Audit and Payment Services

Exhibit C         Request for Services

Exhibit D         DMS Acknowledgment of Security Procedures and Conditions

Schedule 3.4(h)   Illustration of LPG Car Payment Under Section 3.4(h)(vii)(6)

                                   EXHIBIT A-1
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                           DMS TRANSPORTATION SERVICES

SCOPE OF SERVICES: DMS shall perform Services reasonably requested in connection with the transportation of Products. In general, DMS will be required under Exhibits A-1 through A-4 to:

      1. Determine the availability of modes of transportation for such Products;

      2. Secure the availability of trucks, barges, pipelines or other modes of transportation (excluding rail cars);

      3. Dispatch, on a Daily basis, the foregoing modes of transportation for such Products;

      4. Trace and track LPG Cars, trucks, barges or other modes of transporting Products; and

      5. Negotiate commercially reasonable freight rates for LPG Cars, trucks, barges and other modes of transporting Products.

      In addition, DMS shall perform the Services more particularly described in Parts I, II and III of this Exhibit.


                       PART I -- LPG CAR OPERATION SERVICES

      1. Through the use of the Railtrac, track the actual movements of all LPG Cars.

      2. Generate and review reports from Railtrac to monitor all rail activities, including providing reports to shipping locations and receiving locations.

      3. In consultation with CPC, schedule LPG Cars to be in place to meet Refinery needs.

      4.    Plan and coordinate LPG Car fleet sizing requirements.

      5. Resolve scheduling and dispatching problems of LPG Cars in transit.

      6. Coordinate the scheduling of LPG Cars into maintenance shops for required inspections.

      7. Work with Refineries, Refinery customers and TP&S maintenance specialists on handling LPG Cars that need maintenance in addition to required inspections.

      8. Maintain rail tariff, rate files and associated data bases and provide reports on rail tariffs and rates to such CPC personnel as are necessary to perform the Services as set forth in Exhibits B-1, B-1a and B-2.

      9. Attend DOT and AAR hazardous material seminars and training sessions.

      10. Review all DOT/AAR publications for changes in regulations that would affect the shipping of LPG Cars or any other regulation that might affect the LPG Cars.

      11. Assist in training CPC personnel in preparing and shipping LPG Cars in accordance with all applicable DOT and AAR regulations.

      12. Work with all government and industry groups on issues regarding odorization of Propane in LPG Cars.

      13. Assist in developing and communicating quality standards for all Products that are shipped by CPC.

      14. Maintain an Emergency Response Procedure in accordance with applicable law.

      15.   Enter orders into CPS for Products shipped from each Refinery.


                PART II -- COMMERCIAL TRUCK OPERATION SERVICES

      1. Review third Person carrier insurance coverage for compliance with CPC and DOT policies.

      2. Review third Person carrier Motor Carrier Safety rating for compliance with CPC and DOT policies.

      3.    Have third Person carrier complete Motor Carrier Safety Survey.

      4. Have third Person carrier complete Chemical Manufacturers Association Highway Carrier Assessment Protocol.

      5. Work with all government and industry groups on issues regarding odorization of Propane in trucks.

      6.    Provide freight rate or other pertinent information to FIS.

      7.    Assist in resolving freight bill problems.

      8.    Conduct on-site safety audits of third Person carriers.

      9.    Perform DOT/SFH reviews on all common carrier trucks used by CPC.

      10. Enter orders into CPS for truck shipments of Products shipped from the Refineries.


                      PART III -- BARGE OPERATION SERVICES

      1. Monitor all regulatory developments applicable to barges and the movement of Products on barges, including issues regarding the odorization of Propane.

      2. Perform compliance reviews for all marine terminals and transport operations pertinent to the transportation of Products.

      3. Develop emergency response and spill plans for facilities to comply with applicable federal, state and local requirements.

      4. Maintain training programs that comply with federal HAZMAT regulations.

FEES: The consideration for DMS providing the transportation Services set forth in Exhibit A-1 in connection with the transportation of Feedstocks and Refinery Products as provided in the Feedstock Agreements is included in the pricing provisions of each Feedstock Agreement. In addition, the fees for transportation Services set forth herein are included in the fees set forth in Exhibits A-2, A-3 and A-4.

                       'Confidential Treatment Requested'

                                   EXHIBIT A-2
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                   DMS FEEDSTOCK PRODUCTS STORAGE SERVICES

  SCOPE OF SERVICES: DMS shall perform Services reasonably requested in connection with the storage of Feedstock Products, including but not limited to:

      1. Negotiating, in consultation with CPC, commercially reasonable leases or other contractual arrangements for the storage of Feedstock Products;

      2. Consulting with the Refineries in connection with the management of Feedstock Products inventories including accounting for volumes of Feedstock Products moved into and out of storage facilities; and

      3.    Any other Services mutually agreed to in writing by the Parties.

  FEES: Reimbursement of (i) reasonably incurred storage fees, (ii) Feedstock Product losses (other than losses incurred as a result of DMS's negligence or willful misconduct) and storage penalties (unless incurred as a result of DMS's negligence or willful misconduct), plus (iii) Transportation Costs and
* T&F Costs, as applicable, plus, (iv) [REDACTED] per Gallon for each "round turn" of Feedstock Product stored.

                       'Confidential Treatment Requested'

                                   EXHIBIT A-3
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                           DMS ISOMERIZATION SERVICES

  SCOPE OF ISOMERIZATION SERVICES: DMS shall perform Services reasonably requested in connection with the isomerization and general processing of Mixed Butanes into Isobutane, including but not limited to:

      1. Negotiating, in consultation with CPC, (i) commercially reasonably relationships with third Persons providing services (including, without limitation, storage services) with respect to isomerization and general processing of Mixed Butanes into Isobutane and (ii) planning and accounting for Daily movements of Mixed Butanes and Isobutane into and out of the Refineries and relevant isomerization facilities (such Refineries and facilities being collectively called the "Locations") according to their Daily Mixed Butanes and Isobutane requirements;

      2. Arranging for storage of Mixed Butanes and Isobutane at the Locations; and

      3.    Any other Services mutually agreed to in writing by the Parties.

  FEES FOR ALL SERVICES: Reimbursement of all Transportation Costs or T&F Costs, as applicable, incurred in connection with providing the foregoing Services (including, but not limited to, amounts paid pursuant to the terms of commercially reasonable storage agreements), plus, for each "round turn"
* of Isobutane, [REDACTED] per Gallon. Notwithstanding the foregoing, it is understood and agreed that compensation for all Services rendered by DMS in connection with the Isomerization Agreement is set forth in the Feedstock Agreement between DMS and CPC pertaining to the El Segundo Refinery, and that no amounts due DMS in connection with such Services shall be recovered by DMS under this Agreement.

                       'Confidential Treatment Requested'

                                   EXHIBIT A-4
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                   DMS FEEDSTOCK PRODUCTS TRANSFER SERVICES

  SCOPE OF SERVICES: DMS shall perform Services reasonably requested in order to effectuate the transfer of Feedstock Products between the Refineries, including but not limited to:

      1.    Scheduling movement of Feedstock Products between Refineries;

      2. Determining the availability of LPG Cars for the transportation of such Feedstock Products;

      3. Securing the availability of trucks, barges, pipelines and other related equipment for such transportation;

      4. Daily dispatching of LPG Cars and other means of transporting Feedstock Products;

      5. Negotiating commercially reasonable freight rates for LPG Cars and other means of transporting Feedstock Products; and

      6.    Any other Services mutually agreed to in writing by the Parties.

  FEES: Reimbursement of all Transportation Costs or T&F Costs, as applicable,
* plus [REDACTED] per Gallon.

                                 EXHIBIT B-1
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT


                        CPC RAIL TRANSPORTATION SERVICES

SCOPE OF SERVICES: CPC will perform the following Services in connection with DMS's rail transportation of Products and Third-Party LPG:

      1. Providing DMS with access to CPC's car tracking data systems currently used (or planned) at mutually agreeable Refinery locations and DMS locations, subject to the limitations set forth below in this Exhibit B-1 and any and all limitations in the applicable Database Agreements;

      2. Managing and operating Railtrac, BOL and RAS components of the CPC Databases;

      3.    Managing accounting for the LPG Cars;

      4. Using commercially reasonable efforts to: (i) provide rail car capacity as requested by DMS for transportation Services; (ii) administer Leases; (iii) negotiate (in consultation with DMS) new Lease(s) or the purchase of LPG Cars, subject to the provisions of Exhibit B-1a; and (iv) process Lease rental payments;

      5.    Providing the following maintenance services for LPG Cars:

            (a) oversee shop work to ensure the use of appropriate repair practices and procedures;

            (b)   coordinate LPG Car maintenance schedules with DMS;

            (c) develop planned maintenance activity schedules for LPG Cars in consultation with DMS;

            (d) contract with maintenance shops and others for required LPG Car maintenance work;

            (e) review LPG Car maintenance invoices for appropriateness and process them for payment; and

            (f) manage the response to government-mandated rail car maintenance programs for all LPG Cars, including coordinating and reporting routine

                  DOT compliance maintenance and testing activities (such as, for example, safety valve and tank testing);

      6. Providing a reasonable number of DMS personnel or contractors with training on applicable CPC Databases (to the extent permitted under license agreements applicable to such Databases) to permit such DMS personnel or contractors to perform car tracking and scheduling functions;

      7. Supervising and monitoring the following accounting functions with respect to the LPG Cars:

            (a)   processing and payment of pertinent LPG Car-related invoices;

            (b) processing of certain LPG Car-related receivables, including but not limited to LPG Car mileage credits;

            (c) providing to CPC and DMS pertinent tax reporting information, as needed;

            (d)   processing LPG Car mileage equalization invoices;

            (e) distributing and allocating costs among LPG Cars in accordance with Exhibit B-1a; and

            (f) summary reporting to DMS of pertinent accounting information relating to the LPG Cars;

      8. Updating UMLER, including the review of car mileage credit rating records to ensure proper payment of credits due and making routine contacts with AAR personnel regarding the foregoing and related matters;

      9. Monitoring and participating in DOT and AAR related legislative and other public affairs activities to gauge impact on CPC and DMS operations hereunder;

      10. Procuring CLM services and car mileage credit auditing services on commercially reasonable terms;

      11. Overseeing activities intended to enhance and update the CPC Databases; and

      12.   Any other Services mutually agreed to in writing by the Parties.

OTHER PROVISIONS:   It is understood and agreed that (a) DMS's access to the
                    Databases shall not include tracking systems for CPC Cars other than the LPG Cars, and (b) CPC shall have no obligation under any circumstances to add DMS-owned or DMS-Leased rail cars to the

                    CPC Databases, or to provide any Services with respect to such rail cars. CPC may take all steps reasonably necessary, consistent with the foregoing, to ensure the integrity of the CPC Databases (including but not limited to its car tracking data systems) for all CPC Cars. Any incremental costs or expenses that are approved by DMS in writing prior to incurring same and attributable to providing DMS with access to CPC's car tracking data systems or other CPC Databases (including but not limited to amounts reasonably incurred in amending applicable license agreements and increased fees and cost reimbursements payable under such agreements) shall be borne solely by DMS.

FEES: Calculated in accordance with the procedures set forth in Exhibit B-1a.

NOTICES: Notices to CPC in respect of CPC Services hereunder shall be given in accordance with and subject to Section 12.9 of the Agreement to:

                    Chevron Products Company
                    Transportation Planning and Services Group
                    575 Lennon Lane
                    Section 515
                    Walnut Creek, California 94598
                    Attention: Manager, Rail Transportation Services
                    Telephone: 925/977-7117
                    Facsimile: 925/977-7066

                    With a copy to:
                    Vice President and General Counsel
                    Chevron Products Company
                    575 Market Street, Suite 2182
                    San Francisco, California 94105-2854
                    Telephone: 415/894-3232
                    Facsimile: 415/894-5489

                                  EXHIBIT B-1a
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                        ACCOUNTING FOR CPC RAIL SERVICES

      The following sets forth the methodology to account for and allocate costs associated with CPC Rail Services:

A. LPG Cars will be assigned to particular Business Groups based on the LPG Car Assignment Matrix attached hereto as Attachment 1 and made a part hereof. The Business Groups will include the following:

         REFINERIES      DMS WHOLESALE REGIONS        DMS SUPPLY REGIONS
           El Paso              Florida                     Midwest
         El Segundo             Midwest                    Northeast
          Richmond             Northeast        Pacific Northwest (West Canada)
       Salt Lake City          Southeast             Southeast (Louisiana)
         Pascagoula            Southwest                   Southwest
                                  West                        West

      These LPG Car Assignments and the Days (or portions thereof) assigned to each of the Business Groups will then be utilized to allocate the Total Fleet Costs (as defined in B below) among the various Business Groups.

B. The total rail fleet costs associated with all LPG Cars (the "Total Monthly Fleet Costs"), excluding the costs of any railcars assigned to specific groups such as the LPG Cars assigned to (i) the Pascagoula Refinery, (ii) Chevron Chemical and (iii) any other groups will be calculated. The Total Monthly Fleet Costs will include the following items:

      1.    LEASE COSTS
            LPG Car Lease costs (including, but not limited to, rentals and tax and other cost reimbursements to the owner of an LPG Car) are payable Monthly in advance. These costs are paid by CPC on receipt of invoice, according to Lease terms. Detailed cost information on these Lease payments is retained in RAS on an LPG Car-by-LPG Car basis.

      2.    MAINTENANCE/REPAIR COSTS
            LPG Car maintenance expense is payable to contract shops and railroads depending on actual work performed. These costs are paid by CPC on receipt of invoice, according to contract terms.

      3.    MATERIAL SUPPLY COSTS
            Material purchase costs which are not a part of normally scheduled maintenance activities (such as, for example, special purchases or purchases in advance) are accrued in this category. Invoices for material supply are paid by CPC according to invoice terms. Material supply cost information is retained in RAS on an LPG Car-by-LPG Car basis or Business Group basis when appropriate. In certain situations, these costs will be billed directly to the Business Group instead of being included as a part of the Total Fleet Costs if CPC receives a request by such Business Group to make such material supply purchase on behalf of such Business Group.

      4.    INFORMATION SERVICES COSTS
            Fees paid to contractors who supply CLM and car mileage data are retained in RAS on a distributed basis.

      5.    MILEAGE EQUALIZATION COSTS
            Mileage equalization charges are received from the AAR for all rail cars owned by CPC and from each lessor for all rail cars Leased by CPC. These costs are divided among all CPC Cars based on their calculated share of excess empty trip miles (defined as all empty miles in excess of 106% of loaded miles). This calculation is done each calendar year by TP&S for all CPC Cars using actual route mileage and shipment information in the CPC Databases. Invoices for mileage equalization are usually received in the third or fourth quarter for the preceding calendar year and are processed on receipt. Mileage equalization charges for each Business Group's account will be based on each Business Group's actual LPG Car shipment activity and each such Business Group's calculated share of excess empty miles.

      6.    INSPECTION FEES
            Contract fees paid for mileage credit auditing services (provided by RELAM) are paid by CPC and captured in RAS on a distributed basis as Inspection Fees. The costs are divided among all CPC Cars according to the number of CPC Cars assigned to each Business Group with an equal share charged per CPC Car. A pro rata portion of these costs will be included as a part of the Total Fleet Cost based the portion of such costs allocated to the LPG Cars.

      7.    PROPERTY TAX COSTS
            Rail car property taxes applicable to the LPG Cars shall be paid each calendar year by the CUSA tax group. These tax payments are accrued monthly by the tax group and are charged to TP&S through the CPC Databases. The accruals are captured on a pro rata basis in RAS based on an approximation of the current value. During the first quarter of each calendar year, detailed state-by-state mileage reports are issued by TP&S. These reports are used by the CUSA tax department to determine actual tax liabilities and payments to the various government entities. The actual payments are then used to adjust the current calendar year accruals for estimated tax payments.

      8.    DEPRECIATION EXPENSES
            Depreciation expenses for LPG Cars owned by CPC are charged to TP&S. Depreciation costs are calculated on CPC's standard calculation for assets of this class.

      9.    GENERAL & ADMINISTRATIVE EXPENSES
            General and administrative expenses ("G&A") include (but are not limited to) labor and burden, office expense, travel, miscellaneous expense, and computer systems charges for LPG Car administration. G&A is divided equally among all CPC Cars. A portion of G&A allocated to the LPG Cars will be included as a portion to the Total Fleet Costs. G&A statements are generated and billed internally by CPC, and will be allocated to DMS on an equivalent basis to other internal customers served by TP&S. Such G&A costs shall not include any G&A attributable to any LPG Cars assigned to specific groups such as the LPG Cars assigned to (i) the Pascagoula Refinery, (ii) Chevron Chemical and (iii) any other groups.

      10.   CAPITAL RECOVERY
            Depreciation for CPC-owned LPG Cars is billed at the established rate according to GAAP. A substantial number of LPG Cars will be retired at the mandatory 40 year age. Replacement of these LPG Cars will be made in consultation with DMS; however, CPC reserves the right to determine whether CPC should make this replacement through capital investment. Other options would include Leasing replacement LPG Cars from third Persons. In the event CPC elects (after consultation with DMS) to purchase replacement LPG Cars, the expenses charged to DMS will include a reasonable capital cost recovery factor for each such LPG Car purchased subsequent to September 1, 1996. Failure of the Parties to agree upon a capital cost recovery factor for any such LPG Car within 30 Days after CPC begins negotiations with DMS regarding such factor shall be submitted to the alternative dispute resolution procedures in Article 11. For purposes of determining whether a capital cost recovery factor is "reasonable" for purposes of the foregoing, the Parties agree that such factors shall not exceed the cost payable for a long term lease of a comparable LPG Car.

C. After the Total Monthly Fleet Costs are determined, such costs shall be billed by CPC to DMS and paid in accordance with Section 7.2, except that, such amounts will be payable by DMS to CPC no later than ten (10) Business Days following DMS's receipt of such Invoice. Notwithstanding anything herein to the contrary, under certain circumstances when a Refinery requires additional LPG Cars to standby to manage non-routine operating situations, DMS, TP&S and the Refinery may elect by mutual agreement to assign such non-routine standby LPG Cars to a separate account. In such event, the costs associated with such standby LPG Cars will be allocated by TP&S directly to such Refinery and shall not be billed to DMS.

D. DMS will then allocate the Total Monthly Fleet Costs among the various Business Groups utilizing the LPG Cars based on the following:

      1.    First, DMS will calculate the average cost per LPG Car per day

                        AC/D = TMFC DIVIDED BY (TRCIS x Days)

             Where:     AC/D      =       Average Cost per LPG Car Per Day
                        TMFC      =       Total Monthly Fleet Costs
                        TRCIS     =       Total number of LPG Cars in service
                                          during the applicable Month
                        Days      =       Days in the applicable Month

      2. Second, DMS will use the Average Cost per LPG Car Per Day to allocate the Total Monthly Fleet Costs among the various Business Groups. This allocation will be based on the following formula for each Business Group:

                             TBGC = AC/D x DCA

            Where:      TBGC      =       Total Business Group LPG Car Costs
                        AC/D      =       Average Cost per LPG Car Per Day
                        DCA       =       The sum of the number of days each
                                          LPG Car is utilized by a particular
                                          Business Group based on the
                                          assignments made in accordance with
                                          Section A.

      3. Third, for each Refinery Business Group, DMS will calculate the Cost Per Gallon attributable to each Refinery's use of LPG Cars based on the following formula:

                                CPG = TBGC DIVIDED BY TVT

            Where:      CPG       =       Cost per Gallon of Product shipped
                                          or received at a particular Refinery
                        TBGC      =       Total Business Group LPG Car Costs
                        TVT       =       Total Volume of Products
                                          Transported (shipped or received)
                                          during the applicable Month

            If no Products were shipped to or from a particular Refinery Business Group, the Total Business Group LPG Car Costs applicable to such Refinery will be billed by DMS to CPC (for the account of such Refinery Business Group) and paid in accordance with
            Section 7.2, except that, such amounts will be payable by CPC to

            DMS no later than five (5) Business Days following CPC's receipt of such Invoice. For the purpose of this Exhibit B1-a; the term "Products" includes Propane, Normal Butane, Mixed Butane, Isobutane, PP Mix, Offspec Product, Pentanes and Olefins.

      4. Fourth, if Products were transferred to or from a particular Refinery Business Group, the Total Business Group LPG Car Costs applicable to such Refinery shall be allocated among the type of Product movements based on the applicable Refinery Business Group's Cost per Gallon as calculated in Paragraph 3 above. The various types of Product movements that can be made and the accounting treatment for same are set forth in Attachment 2 attached hereto and made a part hereof.

            With respect to Product sales made by DMS on CPC's behalf, the costs attributable to such Product movements will be utilized by DMS in calculating the Netback Price payable to CPC and, with respect to Feedstocks purchased by DMS on behalf of CPC, the costs attributable to such Feedstock movements will be utilized by DMS in calculating the Keep Whole Acquisition Price payable by CPC to DMS. Such costs shall be calculated by multiplying the Monthly volumes of such Product or Feedstock moved times the Cost per Gallon calculated in accordance with Paragraph 3 above.

            With respect to Products and Feedstocks transported to or from a storage facility or to or from another CPC Refinery or other Chevron facility on CPC's behalf, the costs attributable to such movements will be billed by DMS to CPC (for the account of such Refinery Business Group) and paid in accordance with Section 7.2, except that, such amounts will be payable by CPC to DMS no later than five
            (5) Business Days following CPC's receipt of such Invoice.

E. CPC shall pay to DMS any mileage credits DMS is entitled to as set forth herein. Mileage credits (also referred to as "car hire credits") received are captured in RAS on a LPG Car-by-LPG Car basis. A portion of these credits shall be rebated to DMS for LPG Cars that are assigned to the DMS Business Group based on the freight expense paid by or on behalf of DMS. Due to delays in processing mileage data by the AAR, mileage credits are paid three (3) Months in arrears. RELAM is currently used for auditing mileage credit payments to ensure that credits are received when due. RELAM's fee is based on a percentage of actual underpayments recovered. No reverse audit is presently performed - i.e., if mileage credits are overpaid, there is no mechanism for detecting the overpayment. If CPC is billed for overpayment of mileage credits, DMS will be responsible for rebating a portion of the overpayment attributable to that portion of the credit paid to DMS as set forth above if the overpayment is attributable to LPG Car movements performed by or on behalf of the DMS Business Group.

                                 ATTACHMENT 1 TO
                                  EXHIBIT B-1a



--------------------------------------------------------------------------------
   WAYBILL      WAYBILL    LOAD /    PRODUCT OR            ASSIGNMENT
   ORIGIN     DESTINATION   EMPTY       LAST
                                      CONTENTS
--------------------------------------------------------------------------------
  Refinery     Refinery     Load      Propane    Refinery Group ID for
                                                 Destination
--------------------------------------------------------------------------------
  Refinery     Refinery     Load       Butane    Refinery Group ID for
                                                 Destination
--------------------------------------------------------------------------------
  Refinery     Refinery     Empty     Propane    Refinery Group ID for
                                                 Destination
--------------------------------------------------------------------------------
  Refinery     Refinery     Empty      Butane    Refinery Group ID for
                                                 Destination
--------------------------------------------------------------------------------
  Refinery       Other      Load      Propane    Refinery Group ID for Origin
--------------------------------------------------------------------------------
  Refinery       Other      Load       Butane    Refinery Group ID for Origin
--------------------------------------------------------------------------------
  Refinery       Other      Empty     Propane    Supply Group ID for Destination
--------------------------------------------------------------------------------
  Refinery       Other      Empty      Butane    Refinery Group ID for Origin
--------------------------------------------------------------------------------
    Other      Refinery     Load      Propane    Refinery Group ID for
                                                 Destination
--------------------------------------------------------------------------------
    Other      Refinery     Load       Butane    Refinery Group ID for
                                                 Destination
--------------------------------------------------------------------------------
    Other      Refinery     Empty     Propane    Refinery Group ID for
                                                 Destination
--------------------------------------------------------------------------------
    Other      Refinery     Empty      Butane    Refinery Group ID for
                                                 Destination
--------------------------------------------------------------------------------
    Other        Other      Load      Propane    Wholesale Group ID for
                                                 Destination
--------------------------------------------------------------------------------
    Other        Other      Load       Butane    Wholesale Group ID for
                                                 Destination
--------------------------------------------------------------------------------
    Other        Other      Empty     Propane    Supply Group ID for Destination
--------------------------------------------------------------------------------
    Other        Other      Empty      Butane    Supply Group ID for
                                                 Destination
--------------------------------------------------------------------------------


                                 ATTACHMENT 2 TO
                                  EXHIBIT B-1a

      Refinery LPG Rail Car Cost Accounting


-------------------------------------------------------------------------------
PRODUCT         SALES                 PURCHASES     INTER- REFINERY   STORAGE/
                                                         MOVES       PROCESSING
-------------------------------------------------------------------------------
Propane         Net of Sales Out     Chevron Raw    Operating       Operating
                of Refinery          Material Cost   Expenses        Expenses
-------------------------------------------------------------------------------
Normal Butane   Net of Sales Out     Chevron Raw    Operating       Operating
                of Refinery          Material Cost   Expenses        Expenses
-------------------------------------------------------------------------------
Mixed Butane    Net of Sales Out     Chevron Raw    Operating       Operating
                of Refinery          Material Cost   Expenses        Expenses
-------------------------------------------------------------------------------
ISO Butane      Net of Sales Out     Chevron Raw    Operating       Operating
                of Refinery          Material Cost   Expenses        Expenses
-------------------------------------------------------------------------------
PP Mix          Net of Sales Out     Chevron Raw    Operating       Operating
                of Refinery          Material Cost   Expenses        Expenses
-------------------------------------------------------------------------------
Off Spec        Net of Sales Out     Chevron Raw    Operating       Operating
                of Refinery          Material Cost   Expenses        Expenses
-------------------------------------------------------------------------------
Pentanes        Net of Sales Out     Chevron Raw    Operating       Operating
                of Refinery          Material Cost   Expenses        Expenses
-------------------------------------------------------------------------------
Olefins         Net of Sales Out     Chevron Raw    Operating       Operating
                of Refinery          Material Cost   Expenses        Expenses
-------------------------------------------------------------------------------



      SALES - Going out from the Refinery to a Third Party or DMS if DMS has elected to Store Product for its own account

      PURCHASES - Going into the Refinery from locations other than a Chevron
                  Refinery

      INTER-REFINERY MOVES- Moves between Chevron Refineries or between a
                            Chevron Refinery and another Chevron Facility

                                   EXHIBIT B-2
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                    CPC FREIGHT AUDIT AND PAYMENT SERVICES

SCOPE OF SERVICES: Upon ninety (90) days prior written request by DMS, CPC will perform the following Services for DMS related to the processing, pre-audit and payment of DMS's commercial rail, truck and air freight invoices, including the following:

      1.    Data management of DMS's billing and audit information, including:

            (a) capture invoice data electronically or manually, as appropriate;

            (b)   controlling and improving DMS carrier billing practices;

            (c)   maintaining and monitoring minimum billing requirements;

            (d) developing Electronic Data Interface ("EDI")/Electronic Funds Transfer ("EFT") partnerships with carriers;

            (e) maintaining contract and tariff rates charged by DMS's carriers for purposes of pre-auditing and validation that carrier invoiced charges are correct;

            (f) providing DMS with electronic B/L interfaces that are necessary if DMS desires to use EDI;

            (g)   providing DMS with data repositories and archives; and

            (h) maintaining control table and all other data in system-useable form relating to DMS's arrangements with its carriers.

      2.    Financial controls over DMS's carrier expenses, including:

            (a)   automated ledger coding;

            (b) validating invoices for duplicates, terms, rates and extensions;

            (c)   resolving billing disputes with carriers; and

            (d) performing accounts payable interfacing needed to distribute freight expense to DMS's cost centers.

                     'Confidential Treatment Requested'


      3. Providing DMS with general information Services related to carrier billing and audits, including:

            (a) making CPC's client/server and database related to DMS's commercial freight activity and expense accessible to DMS for purposes of both routine and customized reporting;

            (b) providing a reasonable number of DMS employees or contractors with training in use of CPC's carrier audit and billing information management system; and

            (c) managing a systems environment that makes detailed commercial freight expense information available to DMS.

      4. DMS shall comply with all applicable reasonable funding requirements established by CPC.

* FEES: [REDACTED] per invoice (or other reasonable amount mutually agreed to from time to time by the Parties) processed plus mutually agreeable amounts for customized programming and other services required by DMS, based on DMS specifications.

   TERM: Month-to-Month, terminable by either Party's giving not less than 60 Days' written notice to the other Party.

   OTHER PROVISIONS: DMS shall provide CPC with copies of all contracts with carriers.

   NOTICES: Notices to CPC in respect of CPC Services hereunder shall be given in accordance with and subject to Section 12.9 of the Agreement to:

                        Chevron Products Company
                        Supervisor, Freight Information Services
                        P. 0. Box 4120
                        Concord, California 94524
                        Telephone: 510/680-3101
                        Facsimile: 510/680-3212

                        With a copy to:
                        Vice President and General Counsel
                        Chevron Products Company
                        575 Market Street, Suite 2182
                        San Francisco, California 94105-2854
                        Telephone: 415/894-3232
                        Facsimile: 415/894-5489

                                    EXHIBIT C
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                               FORM OF WORK ORDER

                              REQUEST FOR SERVICES

      This REQUEST FOR SERVICES (the "RFS") dated ____________________, 1996, is made and entered into by and between Chevron Products Company, a division of CUSA U.S.A. Inc., a Pennsylvania corporation (hereinafter referred to as "CPC") and Dynegy Midstream Services, Limited Partnership, a Delaware limited partnership (hereinafter referred to as "DMS"). This RFS has been executed and delivered in connection with that certain Feedstock and Refinery Product Master Services Agreement dated effective as of September 1, 1996 between CPC and DMS (the "MSA"). Capitalized terms not defined in this RFS have the meanings given them in the MSA.

      For the mutual covenants and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DMS and CPC agree as follows:

      1. SERVICES. The [DMS/CPC] Non-Exhibit Services to be rendered pursuant to this RFS are described in ANNEX 1, which is attached hereto and incorporated herein for all purposes.

      2. PLACE OF PERFORMANCE: The [DMS/CPC] Non-Exhibit Services shall be performed or delivered at the following location(s):_____________________.

      3. DATE OF COMMENCEMENT AND COMPLETION OF THE SERVICES. The [DMS/CPC] Non-Exhibit Services shall begin on _________________, proceeding diligently, until all Services have been completed, which date of completion shall be no later than ___________________.

      4. PRICE OR RATE. The price or rate for Non-Exhibit Services performed or delivered under this RFS (unless otherwise indicated, inclusive of any and all labor costs and any and all third-Party costs, fees, prices, rates and rentals of any kind) are described in ANNEX 1, which is attached hereto and incorporated herein for all purposes. The Party providing the Services acknowledges and agrees that if the prices or rates quoted are on a lump sum basis, such Party shall not be entitled to the entire lump sum amount unless and until all of the Services have been completed.

      5. RELATIONSHIP OF RFS TO NSA. Except as specifically amended by this RFS,
(i) the terms and provisions of the MSA shall govern the rights and obligations of the Parties hereto and (ii) the provisions of the MSA, including, without limitation, the insurance and indemnity obligations of the Parties set forth therein, are incorporated herein for all purposes.

Notwithstanding the foregoing, if a term or provision of the MSA conflicts with a term or provision of this RFS, this RFS shall control.

      WITNESS THE EXECUTION HEREOF as of the date first hereinabove referenced.

                                           CHEVRON PRODUCTS COMPANY
                                           a Division of Chevron U.S.A. Inc.

                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------


                                           DYNEGY MIDSTREAM SERVICES,
                                           LIMITED PARTNERSHIP
                                           By:   Dynegy Midstream G.P., Inc.,
                                                 its General Partner

                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                         ANNEX 1 TO REQUEST FOR SERVICES

                                    EXHIBIT D
                        TO FEEDSTOCK AND REFINERY PRODUCT
                            MASTER SERVICES AGREEMENT

                 DYNEGY MIDSTREAM SERVICES ACKNOWLEDGMENT OF
                 CHEVRON PRODUCTS COMPANY COMPUTING SECURITY
                            PROCEDURES AND CONDITIONS

As a user who will be granted, or have, limited access to certain Chevron Products Company Databases ("CPC Databases") Dynegy Midstream Services, Limited Partnership ("DMS"), a Delaware limited partnership, with an office address at 1000 Louisiana Street, Suite 5800 Houston, Texas 77002, hereby acknowledges that and agrees to the conditions set forth herein regarding its access to and right to use the CPC Databases.

      1. For the purpose of this Acknowledgment, the term "Network" shall mean facilities and services for the transmission of data and information. The term "System" shall mean a collection of electro-mechanical devices that work together to store, retrieve and manipulate data and information under control of a sequence of instruction steps known as a program which includes computers described as host, control, mini computers, distributed computer environments, personal computers and workstations.

      2. GENERAL. DMS will be given certain Userid(s) (the "Userid") and will thereby be granted access to certain CPC Databases, namely the Bill of Lading System (BOL), Chevron Products Systems (CPS), Rail Car Accounting System (RAS) and Rail Car Management System (Railtrac) for the uses and purposes as set forth in (i) the Feedstock and Refinery Product Master Services Agreement (the "Master Services Agreement"), (ii) the Feedstock Sale and Refinery Product Purchase Agreements and (iii) the Refinery Product Purchase Agreement of even date herewith between CPC and DMS (the Contracts.). Accordingly, DMS:

            (a) will not use or access the CPC Databases for its own use or for any use other than the uses and purposes as set forth in the Contracts;

            (b) understands that the Userids are granted to it for its exclusive use in connection with the uses and purposes as set forth in the Contracts, is not to be shared with, or used by, any other user, and may be revoked by CPC upon termination of the Contracts or for a material violation of the provisions of this Acknowledgment;

            (c) will adhere to applicable CPC regulations and procedures governing computing security as provided herein;

            (d) acknowledges that the access authority granted to DMS herein does not in and of itself constitute System access authority and DMS will not access data on Systems in the

Network, other than those for which it has specifically been granted access without the express written authorization of CPC;

            (e) shall not gain, or attempt to gain, access to any third-party Systems from the CPC Databases, unless authorized by CPC;

            (f) shall not gain, or attempt to gain, access to any of the CPC Databases from any third-party Systems, unless authorized by CPC;

            (g) shall treat any passwords to the CPC Databases as confidential information;

            (h) will not attempt unauthorized access to the CPC Databases or knowingly install a virus on a CPC Database or Network;

            (i) will maintain its PC workstation devices which allow access to CPC Databases in locked areas; and

            (j) acknowledges that if CPC elects to permanently cease using any of the CPC Databases, upon ninety (90) days advance written notice to DMS, CPC shall have the right to cease providing such CPC Database service to DMS upon the later to occur of (i) cessation of such ninety (90) day period or (ii) the date CPC permanently ceases to use such CPC Database. In such event, CPC and DMS will consult with each other to explore other commercially reasonable alternatives that may be available to provide the same or similar Database services.

      3.    CPS

            (a) DMS's access to CPS will be restricted to specific CPS functions and information previously used by Warren Petroleum Company immediately prior to the Merger and which are necessary to the performance of the Contracts.

            (b) To the extent it becomes necessary for CPC to modify CPS to restrict DMS's access to information and functions as set forth in the preceding subparagraph, DMS and CPC shall mutually agree upon whether such costs should be incurred and any such costs shall be shared equally by DMS and CPC.

            (c) DMS will not require CPC to provide advance notification of any changes to CPS unless such changes will materially affect DMS's access to CPS and/or the functions and information to which DMS needs to carry on its business.

            (d) DMS and CPC acknowledge that any changes to CPS specific to DMS's needs will be mutually agreed to by the parties.

            (e) To the extent DMS requires CPS training, such training will be conducted on CPC's premises and will be for DMS's account.

      4. DMS will adhere to CPC's password guidelines for Systems to which it is issued Userids, a copy of which is attached hereto as Attachment 1.

      5.    DMS EMPLOYEES.

            (a) DMS will notify CPC of its employees who will be direct users of the CPC Databases (including specific names, locations and telephone numbers) prior to any such employee being granted access to any CPC Database;

            (b) DMS will cause all of its employees who will be direct users of the CPC Databases to read this Acknowledgment and otherwise be familiar with the terms and conditions set forth herein prior to being granted access to any CPC Database;

            (c) DMS will notify CPC of any changes in users within ten (10) working days of the changes.

      6. CONFIDENTIALITY OF CPC INFORMATION. Any information or data relating to the CPC Databases to which DMS may have access is confidential and proprietary to CPC, and will be subject to the confidentiality provisions of the Contracts.

      7. CONFIDENTIALITY OF DMS INFORMATION. Any information or data inputted into the CPC Databases by DMS is confidential and proprietary to DMS, and will be subject to the confidentiality provisions of the Contracts.

      8. SOFTWARE. In connection with the uses and purposes as set forth in the Contracts, DMS may need to use and have access to: (a) third-party software licensed to CPC; and (b) if applicable, CPC proprietary software which CPC will make available to DMS in connection therewith (hereinafter referred to collectively as the "Software").

      DMS will:

            (a) use the software only for the purposes set forth herein and/or in connection with the Contracts;

            (b)   not copy the Software, except for authorized back-ups;

            (c) treat the Software as confidential information subject to the same obligations as those set forth in the Contracts; and

            (d) upon termination of the Contracts, return the Software to CPC, if applicable.

      9. INTELLECTUAL PROPERTY LAWS AND CONTRACT RESTRICTIONS. DMS will comply with all contractual restrictions disclosed to it by CPC as well as all copyright and other intellectual property laws applicable to its access to the CPC Databases.

      10. CONSEQUENCES OF MISUSE OR MISAPPROPRIATION OF CPC CONFIDENTIAL INFORMATION. DMS recognizes that any misuse or misappropriation of the CPC Databases and/or confidential information and/or data obtained therefrom could result in termination of access to the CPC Databases.

      11. BANNER. DMS will adhere to all online banners utilized in connection with the CPC Databases.

      12. MONITORING. Persons using the CPC Databases may have their use monitored and recorded. All persons, by using these Databases, expressly consent to such monitoring and recording.

      13. This Acknowledgment is subject in all respects to the Master Services Agreement of even date herewith between CPC and DMS. Any conflicts between this Acknowledgment and the Master Services Agreement shall be resolved in accordance with the terms and provisions of the Master Services Agreement.

                                SCHEDULE 3.4 (h)

                       ANALYSIS AT ZERO NET PRESENT VALUE
                  (SALE PRICE REQUIRED TO GENERATE 7% RETURN)
--------------------------------------------------------------------------------
                          TYPICAL NEW PRESSURE RAILCAR
                              CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

CAR PURCHASE:       AT YEAR THREE    MONTHLY COMMERCIAL RATE FOR
INVESTMENT:         $      83,000    CAPITAL COST RECOVERY PAYMENT:    $700
EFFECTIVE TAX RATE:            38%   COST RECOVERY ADJUSTED EVERY:     3 YEARS

--------------------------------------------------------------------------------
YEAR    UNDEPR     TAX DEPR    TAX                 CAP COST  TOTAL TAX   CASH
       TAX BASIS  RATE (MACRS) DEPR                RECOVERY    EFFECT    FLOW
----  ----------  ----------- -------  ----------- --------  ---------- --------
  1       $0         0.00%      $0                    $0        $0        $0
  2       $0         0.00%      $0      Assumes       $0        $0        $0
  3     $83,000     14.29%    $11,861    Cost       $4,200    $2,911   ($75,889)
  4     $71,139     24.49%    $20,327  Recovery     $8,400    $4,532    $12,932
  5     $50,813     17.49%    $14,517  Increases    $8,400    $2,324    $10,724
  6     $36,296     12.49%    $10,367  3 Percent    $8,526      $699     $9,225
  7     $25,929      8.93%     $7,412    Per        $8,652     ($471)    $8,181
  8     $18,517      8.92%     $7,404  Adjustment   $8,652     ($474)    $8,178
  9     $11,114      8.93%     $7,412               $8,782     ($521)    $8,261
 10      $3,702      4.46%     $3,702  -----------  $8,912   ($1,980)    $6,932
                                       END OF TERM --------
 11       $0         0.00%      $0     SALE PRICE  $69,315  ($26,340)   $42,975
                                       ----------- --------

TOTALS             100.00%    $83,000             $133,838  ($19,319)   $31,520
                                                             ---------  --------
                                                                IRR       7.0%
                                                             ---------  --------
                                        ------------------------------  --------
                                           NET PRESENT VALUE AT 7%        $0
--------------------------------------------------------------------------------